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                                  DITECH CORPORATION


                                   CREDIT AGREEMENT




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                                  TABLE OF CONTENTS

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                                                                            Page
ARTICLE I

DEFINITIONS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
     1.1   Defined Terms . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
     1.2   Other Definitional Provisions . . . . . . . . . . . . . . . . . . . . . 11

ARTICLE II

THE LOANS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11
     2.1   The Revolving Loans.. . . . . . . . . . . . . . . . . . . . . . . . . . 11
     2.2   Repayment.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 13
     2.3   Interest Rate and Payment Dates.. . . . . . . . . . . . . . . . . . . . 14
     2.4   Continuation and Conversion Options . . . . . . . . . . . . . . . . . . 14
     2.5   The Term Loan . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 15
     2.6   Security for Loans. . . . . . . . . . . . . . . . . . . . . . . . . . . 15
     2.7   Letters of Credit . . . . . . . . . . . . . . . . . . . . . . . . . . . 16

ARTICLE III

GENERAL PROVISIONS CONCERNING THE LOANS. . . . . . . . . . . . . . . . . . . . . . 18
     3.1   Use of Proceeds . . . . . . . . . . . . . . . . . . . . . . . . . . . . 18
     3.3   Computation of Interest and Fees. . . . . . . . . . . . . . . . . . . . 18
     3.4   Payments. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 19
     3.5   Payment on Non-Business Days. . . . . . . . . . . . . . . . . . . . . . 19
     3.6   Reduced Return. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 19
     3.7   Indemnities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 19
     3.8   Funding Sources . . . . . . . . . . . . . . . . . . . . . . . . . . . . 21
     3.9   Inability to Determine Interest Rate. . . . . . . . . . . . . . . . . . 21
     3.10  Requirements of Law . . . . . . . . . . . . . . . . . . . . . . . . . . 22
     3.11  Illegality. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 23

ARTICLE IV

CONDITIONS OF LENDING. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 23
     4.1   Conditions Precedent to Initial Loans . . . . . . . . . . . . . . . . . 23
     4.2   Conditions Precedent to Each Borrowing. . . . . . . . . . . . . . . . . 24
     4.3   Conditions Precedent to Each Letter of Credit . . . . . . . . . . . . . 25

ARTICLE V

REPRESENTATIONS AND WARRANTIES . . . . . . . . . . . . . . . . . . . . . . . . . . 25
     5.1   Representations and Warranties. . . . . . . . . . . . . . . . . . . . . 25


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ARTICLE VI

COVENANTS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 28
     6.1   Affirmative Covenants . . . . . . . . . . . . . . . . . . . . . . . . . 28
     6.2   Negative Covenants. . . . . . . . . . . . . . . . . . . . . . . . . . . 32

ARTICLE VII

EVENTS OF DEFAULT. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 36
     7.1   Events of Default . . . . . . . . . . . . . . . . . . . . . . . . . . . 36

ARTICLE VIII

MISCELLANEOUS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 39
     8.1   Amendments, Etc.. . . . . . . . . . . . . . . . . . . . . . . . . . . . 39
     8.2   Notices, Etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 39
     8.3   Right of Setoff; Deposit Accounts.. . . . . . . . . . . . . . . . . . . 39
     8.4   No Waiver; Remedies . . . . . . . . . . . . . . . . . . . . . . . . . . 40
     8.5   Costs and Expenses. . . . . . . . . . . . . . . . . . . . . . . . . . . 40
     8.6   Successors and Assigns; Confidentiality.. . . . . . . . . . . . . . . . 40
     8.7   Effectiveness; Binding Effect; Governing Law. . . . . . . . . . . . . . 41
     8.8   Waiver of Jury Trial. . . . . . . . . . . . . . . . . . . . . . . . . . 41
     8.10  Entire Agreement. . . . . . . . . . . . . . . . . . . . . . . . . . . . 42
     8.11  Separability of Provisions. . . . . . . . . . . . . . . . . . . . . . . 42
     8.12  Survival of Certain Agreements. . . . . . . . . . . . . . . . . . . . . 42
     8.13  Execution in Counterparts . . . . . . . . . . . . . . . . . . . . . . . 42

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

                                   CREDIT AGREEMENT


     This Credit Agreement dated as of August 20, 1997 is entered into among Ditech Corporation, a California corporation (the "BORROWER"), and BankBoston, N.A. (the "LENDER").

                                       RECITALS

     WHEREAS, the Borrower wishes to obtain credit from time to time from the Lender, and the Lender desires to extend credit to the Borrower;

     NOW, THEREFORE, Borrower and Lender agree as follows:


                                      ARTICLE I

                                     DEFINITIONS

     I.1 DEFINED TERMS. As used in this Agreement, the following terms have the following meanings:

          "ACCOUNTS": All rights of the Borrower or a Subsidiary of the Borrower to payment for goods sold or leased or for services rendered, no matter how evidenced, including accounts receivable, contract rights, notes, drafts, chattel paper, acceptances and other forms of obligations and receivables so long as the right to such payment has been earned (entitlement to recognize revenue under GAAP) but regardless of whether an invoice for such amount has been rendered so long as the failure to render such invoice is in accordance with the payment schedule set forth in the underlying contract.

          "ACCOUNT DEBTOR":  The party who is obligated on or under an Account.

          "AFFILIATE": As applied to any Person, any Person directly or indirectly controlling, controlled by or under common control with, that Person. For the purposes of this definition, "control" (including with the correlative meanings, the terms "controlling", "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or by contract or otherwise.

          "AGREEMENT": This Credit Agreement, as amended, supplemented or modified from time to time.

          "APPLICABLE MARGIN":  As defined in EXHIBIT C hereto.

          "BASE RATE": The higher of (i) the rate of interest announced from time to time by Lender as its Base Rate and (ii) the sum of 1/2 of 1% plus the Federal Funds Rate on the day


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prior to the date on which the Base Rate is to be determined.  The Base Rate is a reference rate; the Lender may make loans at, above or below the Base Rate.

          "BASE RATE LOANS": Loans hereunder at such time as they accrue interest at a rate based upon the Base Rate.

          "BORROWER": As defined in the introductory paragraph of this Agreement.

          "BORROWING":  As defined in Section 2.1.

          "BORROWING BASE": The amount equal to eighty percent (80%) of Eligible Accounts Receivable.

          "BUSINESS DAY": A day other than a Saturday, Sunday or day on which commercial banks in California are authorized or required by law to close.

          "CAPITAL LEASE": As applied to any Person, any lease of any property (whether real, personal or mixed) by that Person as lessee which would, in accordance with GAAP, be required to be accounted for as a capital lease on the balance sheet of that Person.

          "COMMITMENT": The obligation of the Lender to make Loans to the Borrower pursuant to Article II in the amount or amounts referred to therein.

          "CONSOLIDATED CAPITAL EXPENDITURES": For any period, the dollar amount of gross expenditures (including obligations under Capital Leases) incurred by the Borrower and its consolidated Subsidiaries during such period for fixed assets, real property, plant and equipment, and renewals, improvements and replacements thereto required to be included in "capital expenditures", "additions to property, plant or equipment" or comparable items in the consolidated statement of changes in financial position of the Borrower in conformity with GAAP, excluding, however, expenditures of insurance proceeds received as the result of damage or destruction of the property being replaced.

          "CONSOLIDATED CASH FLOW": For any period, Consolidated Net Income PLUS (i) depreciation and amortization expense deducted in calculating Consolidated Net Income during such period, (ii) Consolidated Interest Expense during such period, and (iii) Consolidated Taxes during such period, all as determined in accordance with GAAP.

          "CONSOLIDATED DEBT": At any date of determination, the sum, determined on a consolidated basis, of all Debt of the Borrower and its consolidated Subsidiaries.

          "CONSOLIDATED DEBT SERVICE": For any period, the sum, determined on a consolidated basis, of (i) all interest expensed by the Borrower and its consolidated Subsidiaries during such period (including that attributable to Capital Leases in accordance with GAAP) PLUS (ii) scheduled reductions of principal of all Debt of the Borrower and its consolidated Subsidiaries during such period (including that portion of rental payments with respect to Capital Leases which is or should be applied as a reduction to the principal of such Capital Leases in accordance with GAAP).

          "CONSOLIDATED INTEREST EXPENSE": For any period, the sum, determined on a consolidated basis, of all interest expensed by the Borrower and its consolidated Subsidiaries during such period (including that attributable to Capital Leases in accordance with GAAP).

          "CONSOLIDATED LIABILITIES": At any date of determination, the total liabilities of the Borrower and its consolidated Subsidiaries on a consolidated basis determined in accordance with GAAP (including (i) any balance sheet liability with respect to a Pension Plan recognized pursuant to Financial Accounting Standards Board Statements 87 or 88 and (ii) any withdrawal liability under Section 4201 of ERISA with respect to a withdrawal from a Multiemployer Plan, as such liability may be set forth in a notice of withdrawal liability under Section 4219 (and as adjusted from time to time subsequent to the date of such notice)).

          "CONSOLIDATED NET INCOME": For any period, the net income (or loss) after income taxes for such period of the Borrower and its consolidated Subsidiaries on a consolidated basis, excluding (i) the non-cash impact on net income from operations related to the Borrower's investment in preferred stock of Globe Wireless, Inc., and (ii) any extraordinary gains or losses, as determined in accordance with GAAP.

          "CONSOLIDATED TANGIBLE NET WORTH": At any date of determination, the sum of the capital stock and additional paid-in capital PLUS retained earnings (or minus accumulated deficit) of the Borrower and its consolidated Subsidiaries minus intangible assets, on a consolidated basis determined in accordance with GAAP.

          "CONSOLIDATED TAXES": For any period, the sum of all taxes actually paid by Borrower and its consolidated Subsidiaries during such period, determined on a consolidated basis in conformity with GAAP.

          "CONTINGENT OBLIGATION": As applied to any Person, any direct or indirect liability, contingent or otherwise, of that Person (i) with respect to any Debt, lease, dividend or other obligation of another if the primary purpose or intent thereof by the Person incurring the Contingent Obligation is to provide assurance that such obligation of another will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such obligation will be protected (in whole or in part) against loss in respect thereof, (ii) with respect to any letter of credit issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings, or (iii) with respect to any Interest Rate Agreement or Currency Agreement. Contingent Obligations shall include (a) the direct or indirect guaranty, endorsement (otherwise than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the obligation of another, (b) the obligation to make take-or-pay or similar payment if required regardless of non-performance by any other party or parties to an agreement, and (c) any liability of that Person for the obligation of another through any agreement (contingent or otherwise) (x) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise) or (y) to maintain the solvency or any balance sheet item, level of income or financial condition of another if, in the case of any agreement described under subclauses (x) or (y) of this sentence, the primary purpose or intent thereof is as described in the preceding sentence. The amount of any Contingent Obligation shall be equal to the amount of the obligation so guaranteed or otherwise supported or, if less, the amount to which such Contingent Obligation is specifically limited.

          "DEBT": As applied to any Person, (i) all indebtedness for borrowed money, (ii) that portion of obligations with respect to Capital Leases which is properly classified as a liability on a balance sheet in accordance with GAAP,
(iii) notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money, (iv) any obligation owed for all or any part of the deferred purchase price of property or services which purchase price is (a) due more than six months from the date of incurrence of the obligation in respect thereof, or (b) evidenced by a note or similar written instrument and (v) all indebtedness secured by any Lien on any property or asset owned or held by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is nonrecourse to the credit of that person.

          "DOLLARS AND $": Dollars in lawful currency of the United States of America.

          "ELIGIBLE ACCOUNTS RECEIVABLE":  All Accounts excluding the following:

               (i) Accounts with respect to which more than ninety (90) days have elapsed since the original invoice or payment schedule due date;

               (ii) Accounts with respect to which the Account Debtor is a director, officer, shareholder, employee, Subsidiary or Affiliate of the payee of the obligation;

               (iii) Accounts with respect to which the Account Debtor is the subject of bankruptcy, receivership or a similar insolvency proceeding, or has made an assignment for the benefit of creditors, or has failed or suspended or gone out of business;

               (iv) Accounts with respect to which the Account Debtor's obligation to pay the Account is conditional upon the Account Debtor's approval or otherwise subject to return rights with respect to the goods purchased giving rise to any such Account, but only to the extent of the portion thereof subject to approval or return;

               (v)  any Account not payable in Dollars;

               (vi) Accounts against which the Account Debtor or any Person obligated to make payment thereon asserts any defense, offset, counterclaim or other right to avoid or reduce the liability represented by such Accounts, but only to the extent of the disputed portion thereof;

               (vii) Accounts that are an obligation of any Person whose billing address is located outside of the United States of America, unless covered by credit insurance in form and amount satisfactory to Lender;

               (viii) Accounts with respect to which the Account Debtor is the United States of America or any department, agency or instrumentality thereof, except for those Accounts as to which the payee has assigned its rights of payment thereof for the benefit of the Lender, and the assignment has been acknowledged pursuant to the Assignment of Claims Act of 1940, as amended (31 U.S.C. 3727);

               (ix) Accounts owed by an Account Debtor where more than thirty percent (30%) of the aggregate Accounts owed to the Borrower or any of its Subsidiaries by such Account Debtor do not constitute Eligible Accounts Receivable by reason of clause (i) above;

               (x) Accounts with respect to an Account Debtor, including Affiliates, whose total obligations to Borrower exceed twenty-five (25%) of all Accounts, to the extent such obligations exceed the aforementioned percentage, except for Accounts with respect to MCI and as otherwise approved in writing by the Lender; and

               (xi) Accounts the collection of which the Lender reasonably determines to be doubtful.

          "EMPLOYEE BENEFIT PLAN": Any Pension Plan, any employee welfare benefit plan, or any other employee benefit plan which is described in Section 3(3) of ERISA and which is maintained for employees of the Borrower or any ERISA Affiliate of the Borrower.

          "EQUITY ISSUANCE": As applied to any Person, the sale or issuance by such Person of (i) any capital stock of such Person, (ii) any options, warrants or other similar rights exercisable in respect of such capital stock, or (iii) any other security or instrument representing an equity interest (or the right to obtain an equity interest) in such Person.

          "ERISA": The Employee Retirement Income Security Act of 1974, as amended from time to time and any successor statute.

          "ERISA AFFILIATE": As applied to any Person, any trade or business (whether or not incorporated) which is a member of a group of which that Person is a member and which is under common control within the meaning of Section 414(b) and (c) of the Internal Revenue Code.

          "FEDERAL FUNDS RATE": On any day, a fluctuating interest rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Lender from three Federal funds brokers of recognized standing selected by it.

          "GAAP": Generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public


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Accountants and statements and pronouncements of the Financial Accounting
Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession.

          "INTELLECTUAL PROPERTY SECURITY AGREEMENT": The Intellectual Property Security Agreement dated as of the date hereof between the Borrower and the Lender.

          "INTEREST PAYMENT DATE": As to any Base Rate Loan until payment in full, the last day of each March, June, September and December commencing on the first of such days to occur after such Base Rate Loan is made. As to any LIBO Rate Loan with an Interest Period of three months or less until payment in full, the last day of such Interest Period and the Maturity Date, and as to any LIBO Rate Loan with an Interest Period in excess of three months until payment in full, (i) the same day of each three months following the beginning of such Interest Period, (ii) the last day of such Interest Period and (iii) the Maturity Date.

          "INTEREST PERIOD":  With respect to any LIBO Rate Loan:

          (i) initially, the period commencing on, as the case may be, the Borrowing or conversion date with respect to such LIBO Rate Loan and ending one, two, three or six months thereafter as selected by the Borrower in its notice of Borrowing as provided in Section 2.1(b) or its notice of conversion as provided in Section 2.4; and

          (ii) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such LIBO Rate Loan and ending one, two, three or six months thereafter as selected by the Borrower in its notice of continuation as provided in Section 2.4;

PROVIDED, that all of the foregoing provisions relating to Interest Periods are subject to the following:

               (a) if any Interest Period for a LIBO Rate Loan would otherwise end on a day which is not a LIBO Business Day, that Interest Period shall be extended to the next succeeding LIBO Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding LIBO Business Day;

               (b) the Borrower may not select an Interest Period with respect to any portion of principal of a LIBO Rate Loan which extends beyond a date on which the Borrower is required to make a scheduled payment of that portion of principal; and

               (c) there shall be no more than six Interest Periods with respect to LIBO Rate Loans outstanding at any time.

          "INTEREST RATE AGREEMENT": As applied to any Person, an interest rate swap, cap or collar agreement or similar arrangement designed to protect that Person against fluctuations in interest rates.


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

          "INTERNAL REVENUE CODE": The Internal Revenue Code of 1986, as amended to the date hereof and from time to time hereafter.

          "INVESTMENT": As applied to any Person, (i) any direct or indirect purchase or other acquisition of, or of a beneficial interest in, capital stock, bonds, notes, debentures, partnership or other ownership interests or other securities of, another Person, or (ii) any direct or indirect loan, extension of credit, advance (other than advances to employees for moving, entertainment and travel expenses, drawing accounts and similar expenditures in the ordinary course of business) or capital contribution to any other Person, including all indebtedness and accounts receivable from the other Person that are not current assets or did not arise from sales to that other Person in the ordinary course of business. The amount of any Investment shall be the original cost of such Investment plus the cost of all additions thereto, without any adjustment for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment.

          "LENDER":  As defined in the introductory paragraph of this Agreement.

          "LETTER OF CREDIT" or "LETTERS OF CREDIT": Any letter of credit or similar instrument issued or to be issued by the Lender for the account of the Borrower pursuant to Section 2.7.

          "LETTER OF CREDIT USAGE":  At any date of determination, the sum of
(i) the maximum aggregate amount that is or at any time thereafter may become available for drawing under all Letters of Credit then outstanding and (ii) the aggregate amount of all drawings under Letters of Credit honored by the Lender and not theretofore reimbursed by the Borrower.

          "LIEN": Any lien, mortgage, deed of trust, pledge, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest).

          "LIBO BUSINESS DAY": A day which is a Business Day and a day on which dealings in Dollar deposits may be carried out in the London interbank market.

          "LIBO RATE": For each Interest Period (i) the rate of interest determined by the Lender at which U.S. dollar deposits for the relevant Interest Period and in the approximate amount of the relevant LIBO Rate Loan would be offered by the Lender to prime banks in the London interbank market as of 11:00 A.M. (London time) on the day which is two (2) LIBO Business Days prior to the first day of such Interest Period, divided by (ii) a number equal to 1.00 minus the aggregate (but without duplication) of the rates (expressed as a decimal fraction) of reserve requirements in effect on the day which is two (2) LIBO Business Days prior to the beginning of such Interest Period (including basic, supplemental, marginal and emergency reserves under any regulations of the Board of Governors of the Federal Reserve System or other governmental authority having jurisdiction with respect thereto, as in effect at the time the Lender quotes the rate to the Borrower) for Eurocurrency funding of domestic assets (currently referred to as "Eurocurrency liabilities" in Regulation D of such Board) which are required to be maintained by a member bank of such System (such rate to be adjusted to the next higher 1/16 of

1%).

          "LIBO RATE LOANS": Loans hereunder at such time as they accrue interest at a rate based upon the LIBO Rate.

          "LOANS": The Revolving Loans, the Term Loans and any combination thereof, made to the Borrower pursuant to Section 2.1 and 2.5(a), respectively.

          "LOAN DOCUMENTS": This Agreement, the Notes, the Letters of Credit and each letter of credit application, the Security Agreement, the Intellectual Property Security Agreement and other documents required by the Lender in connection with this Agreement and/or the credit extended hereunder.

          "MATURITY DATE":  August 20, 2000.

          "MULTIEMPLOYER PLAN": A "multiemployer plan" as defined in Section 4001(a) (3) of ERISA which is maintained for employees of the Borrower or any ERISA Affiliate of the Borrower.

          "NOTE" and "NOTES": The Revolving Note, the Term Note and any combination thereof.

          "PENSION PLAN": Any employee plan which is subject to Section 412 of the Internal Revenue Code and which is maintained for employees of the Borrower or any ERISA Affiliate of the Borrower, other than a Multiemployer Plan.

          "PERMITTED LIENS": The following types of Liens (other than any such Lien imposed pursuant to Section 401(a)(29) or 412(n) of the Internal Revenue Code or by ERISA):

               (i) Liens in favor of Lender securing obligations of Borrower to Lender;

               (ii) Liens for taxes, assessments or governmental charges or claims to the extent not yet delinquent or being contested in good faith and for which appropriate reserves have been made in accordance with GAAP;

               (iii) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics and materialmen and other Liens imposed by law incurred in the ordinary course of business securing obligations that are not yet delinquent or are being contested in good faith and for which appropriate reserves have been made in accordance with GAAP;

               (iv) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, trade contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

               (v) easements, reservations, rights-of-way, restrictions, minor defects or irregularities in title and other similar charges or encumbrances affecting real property not interfering in any material respect with the use or value of such property;

               (vi) any attachment or judgment Lien not constituting an Event of Default under Section 7.1(h);

               (vii) Licenses and sublicenses granted to others in the ordinary course of business not interfering in any material respect with the business of Borrower and its Subsidiaries taken as a whole; and

               (viii) Liens which constitute rights of set-off of a customary nature or bankers' liens with respect to amounts on deposit, whether arising by operation of law or by contract.

          "PERSON": An individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority or other entity of whatever nature.

          "POTENTIAL EVENT OF DEFAULT": A condition or event which, after notice or lapse of time or both, would constitute an Event of Default if that condition or event were not cured or removed within any applicable grace or cure period.

          "REGULATIONS G, T, U AND X": Regulations G, T, U and X, respectively, promulgated by the Board of Governors of the Federal Reserve System, as amended from time to time, and any successors thereto.

          "REVOLVING COMMITMENT": The lesser of (a) Three Million Dollars ($3,000,000) and (b) the amount of the Borrowing Base, as such amounts may be reduced pursuant to Section 2.1(d).

          "REVOLVING LOANS":  As defined in Section 2.1(a).

          "REVOLVING NOTE":  As defined in Section 2.1(d).

          "S.E.C.": The United States Securities and Exchange Commission and any successor institution or body which performs the functions or substantially all of the functions thereof.

          "SECURITY AGREEMENT": The Security Agreement dated as of the date hereof between the Borrower and the Lender.

          "SUBSIDIARY": A corporation, partnership, association, joint venture or other business entity of which more than 50% of the total voting power of shares of stock or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of Person or Persons (whether directors, managers, trustees or other Persons performing similar functions) having the power to direct or cause the direction of the management and policies thereof are at the time owned, directly, or indirectly through one or more intermediaries, or both, by the Borrower.

          "TERM COMMITMENT":  The amount of Eight Million Dollars ($8,000,000).

          "TERM LOAN":  As defined in Section 2.5(a).

          "TERM NOTE":  As defined in Section 2.5(c).

          "TERMINATION EVENT": (i) a "Reportable Event" described in Section 4043 of ERISA and the regulations issued thereunder (other than a "Reportable Event" not subject to the provision for 30 day notice to the Pension Benefit Guaranty Corporation under such regulations), or (ii) the withdrawal of the Borrower or any of its ERISA Affiliates from a Pension Plan during a plan year in which it was a "substantial employer" as defined in Section 4001(l) (2) or 4068(f) of ERISA, or (iii) the filing of a notice of intent to terminate a Pension Plan or the treatment of a Pension Plan amendment as a termination under
Section 4041 of ERISA, or (iv) the institution of proceedings to terminate a Pension Plan by the Pension Benefit Guaranty Corporation, (v) any other event or condition which might constitute grounds under ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan, or (vi) the imposition of a lien pursuant to Section 412(n) of the Internal Revenue Code.

     I.2  OTHER DEFINITIONAL PROVISIONS.

          (a) All terms defined in this Agreement shall have the defined meanings when used in the Notes or any certificate or other document made or delivered pursuant hereto.

          (b) As used herein and in the Notes, and any certificate or other document made or delivered pursuant hereto, accounting terms not defined in
Section 1.1, and accounting terms partly defined in Section 1.1 to the extent not defined, shall have the respective meanings given to them under GAAP. In the event that GAAP changes during the term of this Agreement such that the financial covenants contained in Sections 6.2(a) through (e) would then be calculated in a different manner or with different components, (i) the Borrower and the Lender agree to negotiate to amend this Agreement in such respects as are necessary to conform those covenants as criteria for evaluating the Borrower's financial condition to substantially the same criteria as were effective prior to such change in GAAP and (ii) the Borrower shall be deemed to be in compliance with the financial covenants contained in such Sections, pending reaching agreement on such amendment, following any such change in GAAP if and to the extent that the Borrower would have been in compliance therewith under GAAP as in effect immediately prior to such change.

          (c) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and section, subsection, schedule and exhibit references are to this Agreement unless otherwise specified.

          (d) So long as the Borrower does not have any Subsidiaries, references to a Subsidiary or Subsidiaries and consolidated or consolidating financial statements in this Agreement shall be deemed to be deleted.

          (e) The terms defined in Section 1.1 include the plural as well as the singular. Pronouns of either gender or neuter shall include, as appropriate, the other pronoun forms. The terms "includes" and "including" shall not be construed to imply any limitation.


                                      ARTICLE II

                                      THE LOANS

     II.1 THE REVOLVING LOANS.

          (a) THE REVOLVING COMMITMENT. The Lender agrees, on the terms and conditions hereinafter set forth, to make loans ("REVOLVING LOANS") to the Borrower from time to time during the period from the date hereof to and including the Maturity Date in an aggregate amount not to exceed the lesser of
(x) the Revolving Commitment, as such amount may be reduced pursuant to Section 2.1(c) or (y) the Borrowing Base. Within the limits of the Revolving Commitment and prior to the Maturity Date, the Borrower may borrow, repay pursuant to
Section 2.2(b) and reborrow under this Section, PROVIDED that at no time shall the aggregate principal amount of outstanding Revolving Loans plus the Letter of Credit Usage then in effect exceed the Revolving Commitment then in effect.

          (b)  MAKING THE REVOLVING LOANS.

               (i) The Borrower may borrow under the Revolving Commitment on any Business Day if the Borrowing is to consist of a Base Rate Loan and on any LIBO Business Day if the Borrowing is to consist of a LIBO Rate Loan, PROVIDED that the Borrower shall give the Lender irrevocable notice in the form of Exhibit F attached hereto (which notice must be received by the Lender prior to 11:00 A.M., San Francisco time) (i) three (3) LIBO Business Days prior to the requested Borrowing date in the case of a LIBO Rate Loan, and (ii) on or before the requested Borrowing date in the case of a Base Rate Loan, specifying (A) the amount of the proposed Borrowing, (B) the requested date of the Borrowing,
(C) whether the Borrowing is to consist of a LIBO Rate Loan or a Base Rate Loan, and (D) if the Loan is to be a LIBO Rate Loan, the length of the Interest Period therefor. Upon satisfaction of the applicable conditions set forth in Article IV, the Lender will make available the proceeds of all such Loans to the Borrower by crediting the account of the Borrower on the books of the Lender, or as otherwise directed by the Borrower.

               (ii) The notice of borrowing may be given orally (including telephonically) and in writing (including telex or facsimile transmission) and any conflict regarding a notice or between an oral notice and a written notice applicable to the same Loan shall be conclusively determined by the Lender's books and records. The Lender's failure to receive any written notice of a particular Loan shall not relieve the Borrower of its obligations to repay the Loan made and to pay interest thereon. The Lender shall not incur any liability to the Borrower in acting upon any notice of Loan which the Lender believes in good faith to have been given by a Person duly authorized to borrow on behalf of the Borrower.

          (c) REDUCTION OF THE REVOLVING COMMITMENT. The Borrower shall have the right, upon at least two (2) Business Days' notice to the Lender, to terminate in whole or reduce in part the unused portion of the Revolving Commitment, without premium or penalty, PROVIDED that such reduction shall not reduce the Revolving Commitment to an amount less than the amount outstanding hereunder on the effective date of the reduction.

          (d) REVOLVING NOTE. The Revolving Loans made by the Lender pursuant hereto shall be evidenced by a promissory note of the Borrower, substantially in the form of Exhibit A, with appropriate insertions (the "REVOLVING NOTE"), payable to the order of the Lender and representing the obligation of the Borrower to pay the aggregate unpaid principal amount of all Revolving Loans made by the Lender, with interest thereon as prescribed in Section 2.3. The Lender is hereby authorized to record in its books and records and on any schedule annexed to the Revolving Note, the date and amount of each Revolving Loan made by the Lender, and the date and amount of each payment of principal thereof, and in the case of LIBO Rate Loans, the Interest Period and interest rate with respect thereto and any such recordation shall constitute PRIMA FACIE evidence of the accuracy of the information so recorded; PROVIDED that failure by the Lender to effect such recordation shall not affect the Borrower's obligations hereunder. Prior to the transfer of the Revolving Note, the transferring Lender shall record such information on any schedule annexed to and forming a part of such Revolving Note.

          (e) COMMITMENT FEE. The Borrower agrees to pay to the Lender a Commitment fee on the average daily unused portion of the Revolving Commitment from the date hereof until the Maturity Date at the rate of one-quarter of one percent (0.25%) per annum, payable on the last day of each calendar quarter commencing on the first such date occurring after the date of this Agreement, and on the Maturity Date. For the purposes of calculating the Commitment fee, the Letter of Credit Usage shall be deemed a usage of the Revolving Commitment.

          (f) FACILITY FEE. Upon execution of this Agreement, the Borrower shall pay to the Lender a non-refundable fee in the amount of Thirty-Three Thousand Dollars ($33,000).

     II.2 REPAYMENT.

          (a)  MANDATORY REPAYMENTS.

               (i) REVOLVING LOANS. The aggregate principal amount of the Revolving Loans outstanding on the Maturity Date, together with accrued interest thereon, shall be due and payable in full on the Maturity Date. At any time the sum of the aggregate principal amount of outstanding Revolving Loans plus the Letter of Credit Usage exceeds the Revolving Commitment then in effect, the Borrower shall immediately repay the Revolving Loans in an amount equal to the excess.

               (ii) TERM LOAN. The aggregate principal amount of the Term Loan shall be payable in quarterly installments as follows: (A) One Hundred Twenty-Five Thousand Dollars ($125,000) on each of the last days of March, June, September and December of 1998; (B) One Hundred Eighty-Seven Thousand Five Hundred Dollars ($187,500) on each of the last days of March, June, September and December of 1999; (C) Five Hundred Sixty-Two Thousand Five Hundred Dollars ($562,500) on each of the last days of March, June, September and December of 2000; (D) Five Hundred Sixty-Two Thousand Five Hundred Dollars ($562,500) on each of the last days of March, June, September and December of 2001; (E) Five Hundred Sixty-Two Thousand Five Hundred Dollars ($562,500) on each of the last days of March, June, September and December of 2002. All outstanding principal and interest on all Loans, together with any other amounts due under this Agreement, shall be due and payable on December 31, 2002.

          (b) OPTIONAL PREPAYMENT. The Borrower may at its option prepay the Loans, in whole or in part, at any time and from time to time, PROVIDED that the Lender shall have received from the Borrower notice of any such prepayment at least one (1) Business Day prior to the date of the proposed prepayment if such date is not the last day of the then current Interest Period for each Loan being prepaid, in each case specifying the date and the amount of prepayment.
Payments which are partial prepayments of the Term Loan shall be applied to the principal installments of the Term Loan of latest maturity.

     II.3 INTEREST RATE AND PAYMENT DATES.

          (a) PAYMENT OF INTEREST. Interest with respect to each Loan shall be payable in arrears on each Interest Payment Date for such Loan, on the Maturity Date and on the date of any prepayment.

          (b) BASE RATE LOANS. Loans which are Base Rate Loans shall bear interest on the unpaid principal amount thereof at a rate per annum equal to the Base Rate plus the Applicable Margin.

          (c) LIBO RATE LOANS. Loans which are LIBO Rate Loans shall bear interest for each Interest Period with respect thereto on the unpaid principal amount thereof at a rate per annum equal to the LIBO Rate determined for such Interest Period in accordance with the terms hereof plus the Applicable Margin.

     II.4 CONTINUATION AND CONVERSION OPTIONS. The Borrower may elect from time to time to convert its outstanding Loans from Loans bearing interest at a rate determined by reference to one basis to Loans bearing interest at a rate determined by reference to an alternative basis by giving the Lender
(i) irrevocable notice of an election to convert Loans to Base Rate Loans and
(ii) at least three (3) LIBO Business Days' prior irrevocable notice of an election to convert Loans to LIBO Rate Loans, PROVIDED that any conversion of Loans other than Base Rate Loans shall only be made on the last day of an Interest Period with respect thereto, PROVIDED, FURTHER that no Loan may be converted to a Loan other than a Base Rate Loan so long as an Event of Default or Potential Event of Default has occurred and is continuing. The Borrower may elect from time to time to continue its outstanding Loans other than Base Rate Loans upon the expiration of the Interest Period(s) applicable thereto by giving to the Lender at least three (3) LIBO Business Days' prior irrevocable notice of continuation of a LIBO Rate Loan and the succeeding Interest Period(s) of such continued Loan or Loans will commence on the last day of the Interest Period of the Loan to be continued, PROVIDED that no Loan may be continued as a Loan other than a Base Rate Loan so long as an Event of Default or Potential Event of Default has occurred and is continuing. Each notice electing to convert or continue a Loan shall specify: (i) the proposed conversion/continuation date;
(ii) the amount of the Loan to be converted/continued; (iii) the nature of the proposed continuation/conversion; and (iv) in the case of a conversion to, or continuation of, a Loan other than a Base Rate Loan, the requested Interest Period, and shall certify that no Event of Default or Potential Event of Default has occurred and is continuing. On the date on which such conversion or continuation is being made the Lender shall take such action as is necessary to effect such conversion or continuation. In the event that no notice of continuation or conversion is received by the Lender with respect to outstanding Loans other than Base Rate Loans, upon expiration of the Interest Period(s) applicable thereto, such Loans shall convert to Base Rate Loans. Subject to the limitations set forth in this Section and in the definition of Interest Period, all or any part of outstanding Loans may be converted or continued as provided herein.

     II.5 THE TERM LOAN.

          (a) THE TERM COMMITMENT. The Lender agrees, on the terms and conditions hereinafter set forth, to make a Loan (the "TERM LOAN") to the Borrower on the date hereof in an aggregate amount equal to the Term Commitment. The Term Loan shall consist of a LIBO Rate Loan, or a Base Rate Loan, as determined by the Borrower and notified to the Lender in accordance with Section 2.5(b).

          (b) MAKING THE TERM LOAN. The Borrower shall give the Lender irrevocable notice of its intent to borrow under the Term Commitment (which notice shall be received by the Lender prior to 11:00 A.M., San Francisco time) at least (i) three (3) Business Days prior to the date the Term Loan is to be made, if any portion of the Term Loan is to be a LIBO Rate Loan, and (ii) one
(1) Business Day prior to the date the Term Loan is to be made if any portion of the Term Loan is to be a Base Rate Loan, specifying the amount of the proposed borrowing and whether the Loan is to consist of a LIBO Rate Loan or a Base Rate Loan, and if the Loan is to be a Loan other than a Base Rate Loan, the length of the Interest Period therefor. Upon satisfaction of the applicable conditions set forth in Article IV, the Lender will make available the proceeds of the Term Loan to the Borrower by crediting the account of the Borrower on the books of the Lender or as otherwise directed by the Borrower.

          (c) TERM NOTE. The Term Loan made by the Lender pursuant hereto shall be evidenced by a promissory note of the Borrower, substantially in the form of Exhibit B, with any appropriate insertions (the "TERM NOTE"), payable to the order of the Lender and representing the obligation of the Borrower to pay the unpaid principal amount of the Term Loan made by the Lender, with interest thereon as prescribed in Section 2.3. The Lender is hereby authorized to record in its books and records and on any schedule annexed to its Term Note, the date and amount of the Term Loan made by the Lender and the date and amount of each payment of principal thereof, and in the case of LIBO Rate Loans, the Interest Period and interest rate with respect thereto and any such recordation shall constitute PRIMA FACIE evidence of the accuracy of the information so recorded; PROVIDED that failure by the Lender to effect such recordation shall not affect the Borrower's obligations hereunder. Prior to the transfer of a Term Note, the transferring Lender shall record such information on any schedule annexed to and forming a part of such Term Note.

     II.6 SECURITY FOR LOANS. As security for the payment and performance of its obligations hereunder, the Borrower hereby grants to the Lender a security interest in all of the Borrower's right, title and interest in and to the collateral described in the security agreement executed by the Borrower in favor of the Lender.

     II.7 LETTERS OF CREDIT

          (a) LETTERS OF CREDIT. The Borrower may request from time to time during the period from the date hereof through the Maturity Date that the Lender issue Letters of Credit for the account of the Borrower, PROVIDED that (i) Borrower shall not request that the Lender issue any Letter of Credit, if after giving effect to such issuance, the sum of the aggregate principal amount of outstanding Revolving Loans plus the Letter of Credit Usage exceeds the Revolving Commitment then in effect, (ii) in no event shall the Lender issue any Letter of Credit having an expiration date (x) later than ninety (90) days after the Maturity Date PROVIDED that in the event the Revolving Commitment is not extended by Lender, obligations under the Letter of Credit are secured by cash or other collateral acceptable to Lender or (y) more than one year from the date of issuance, and (iii) Borrower shall not request any Letter of Credit, if after giving effect to such issuance, the Letter of Credit Usage exceeds $1,000,000 or any regulatory, legal or internal limit on the Lender's ability to issue the requested Letter of Credit.

          (b) REQUEST FOR ISSUANCE; PAYMENTS UNDER LETTERS OF CREDIT. Whenever the Borrower requests that the Lender issue a Letter of Credit, it shall deliver to the Lender an executed application for such Letter of Credit in the form customarily required by the Lender and the form of the Letter of Credit requested, together with such other information or materials as the Lender may request with respect to such Letter of Credit no later than 11:00 a.m., San Francisco time, at least three (3) Business Days in advance of the proposed date of issuance. IN DETERMINING WHETHER TO PAY UNDER ANY LETTER OF CREDIT, THE LENDER SHALL BE RESPONSIBLE ONLY TO DETERMINE THAT THE DOCUMENTS AND CERTIFICATES REQUIRED TO BE DELIVERED UNDER THAT LETTER OF CREDIT HAVE BEEN DELIVERED AND THAT THEY COMPLY ON THEIR FACE WITH THE REQUIREMENTS OF THAT LETTER OF CREDIT.

          (c) ISSUANCE OF LETTERS OF CREDIT. If the Lender elects to issue the requested Letter of Credit and upon the satisfaction of all relevant conditions set forth in Sections 4.1 and 4.2, the Lender shall issue a Letter of Credit by delivering the Letter of Credit to the beneficiary. If the Lender declines to issue the requested Letter of Credit, it shall promptly so notify the Borrower and the Borrower shall withdraw its application therefor.

          (d) REIMBURSEMENT OF AMOUNTS DRAWN UNDER LETTER OF CREDIT. The Lender shall notify the Borrower of each request for a drawing under a Letter of Credit, and the Borrower shall reimburse the Lender for such amount in immediately available funds prior to 1:00 p.m., San Francisco time, on the date of the drawing. In the event that the Borrower shall fail to reimburse the Lender on the date of any drawing under a Letter of Credit in an amount equal to the amount of such drawing, the Lender, subject to the terms and conditions contained herein (except those terms and conditions relating to notice and minimum amounts of Borrowings), shall make a Revolving Loan to the Borrower in an amount equal to the unreimbursed amount of such drawing together with accrued interest thereon. The proceeds of such Revolving Loan shall be used to repay the Lender the unreimbursed amount together with accrued interest thereon. Such Revolving Loan shall be evidenced by the Revolving Note and shall initially be a Prime Rate Loan.

          (e) COMPENSATION. The Borrower agrees to pay the following amounts to the Lender with respect to Letters of Credit:

               (i) on the date of issuance or any extension or renewal of any Letter of Credit and at such other time or times as such charges are customarily made by the Lender, a fee (in each case, a "Letter of Credit Fee") (a) in respect of each standby Letter of Credit, equal to the Applicable Margin for LIBO Rate Loans in effect on the date of such issuance, extension or renewal, multiplied by the face amount of such standby Letter of Credit; and (b) in respect of each documentary Letter of Credit, equal to the Lender's customary fees for such Letter of Credit at such time;

               (ii) with respect to each Letter of Credit, the Lender's customary amendment and other administrative fees, commissions and other charges in accordance with the Lender's standard schedule for such charges in effect at the time of issuance;

               (iii) with respect to drawings made under any Letter of Credit, to the extent a Revolving Loan is not made to reimburse the Lender for each such drawing, interest, payable on demand, on the amount paid by the Lender in respect of each such drawing from the date of the drawing through the date such amount is reimbursed by the Borrower at a rate which is at all times equal to two percent (2%) per annum in excess of the Prime Rate in effect from time to time;

               (iv) with respect to the amendment or transfer of each Letter of Credit and each drawing made thereunder, documentary and processing charges in accordance with the Lender's standard schedule for such charges in effect at the time of amendment, transfer or drawing, as the case may be.

          (f) OBLIGATIONS ABSOLUTE. The obligations of the Borrower to reimburse the Lender for drawings made under each Letter of Credit shall be unconditional and irrevocable and shall be paid strictly in accordance with the terms of this Agreement under all circumstances including the following circumstances:

               (i) any lack of validity or enforceability of any Letter of Credit;

               (ii) the existence of any claim, set-off, defense or other rights which the Borrower may have at any time against the beneficiary or any transferee of the Letter of Credit (or any persons or entities for whom any such transferee may be acting), the Lender or any other person or entity, whether in connection with this Agreement, the transactions contemplated herein or any unrelated transaction (including any underlying transaction between the Borrower and the beneficiary for which the Letter of Credit was procured);

               (iii) any draft, certificate or any other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

               (iv) payment against any draft, document or other demand for payment that does not comply with the terms of the Letter of Credit, provided that such payment does not constitute gross negligence or willful misconduct on the part of the Lender; or

               (v) any other circumstances or happening whatsoever, whether or not similar to any of the foregoing.

                                     ARTICLE III

                       GENERAL PROVISIONS CONCERNING THE LOANS

     III.1 USE OF PROCEEDS. The proceeds of the Term Loan hereunder shall be used by the Borrower for the refinancing of subordinated debt owing to Summit Partners, L.P. The proceeds of the Revolving Loans hereunder shall be used by the Borrower for working capital needs, general corporate purposes, and for fees and expenses associated with this Agreement.

     III.2 POST MATURITY INTEREST. Notwithstanding anything to the contrary contained in Section 2.3, if all or a portion of the principal amount of any of the Loans made hereunder or any interest accrued thereon shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), any such overdue amount shall bear interest at a rate per annum which is equal to the greater of (a) two percent (2%) above the highest rate which would otherwise be applicable pursuant to Section 2.3 and (b) three percent (3%) above the Base Rate, from the date of such nonpayment until paid in full (after as well as before judgment), payable on demand. In addition, such Loan, if a Loan other than a Base Rate Loan, shall be converted to a Base Rate Loan at the end of the then current Interest Period therefor.

     III.3     COMPUTATION OF INTEREST AND FEES.

          (a) CALCULATIONS. Interest in respect of the Base Rate Loans shall be calculated on the basis of a 365 day year for the actual days elapsed. Interest in respect of the LIBO Rate Loans shall be calculated on the basis of a 360 day year for the actual days elapsed. Interest payable pursuant to Section
2.7 shall be calculated on the basis of a 360 day year for actual days elapsed. Any change in the interest rate on a Base Rate Loan resulting from a change in the Base Rate shall become effective as of the opening of business on the day on which such change in the Base Rate shall become effective. In computing interest on any Loan, the date of the making of the Loan shall be included and the date of payment shall be excluded; PROVIDED that if a Loan is repaid on the same day on which it is made, one day's interest shall be paid on that Loan.

          (b) DETERMINATION BY LENDER. Each determination of an interest rate or fee by the Lender pursuant to any provision of this Agreement shall be conclusive and binding on the Borrower in the absence of manifest error.

     III.4 PAYMENTS. The Borrower shall make each payment of principal, interest and fees hereunder and under the Notes, without setoff or counterclaim, not later than 11:00 A.M., San Francisco time, on the day when due in lawful money of the United States of America to the Lender at the office of the Lender designated from time to time in immediately available funds. The Borrower hereby authorizes the Lender to charge its accounts with the Lender in order to cause timely payment to be made to the Lender of all principal, interest, fees and expenses due hereunder (subject to sufficient funds being available in its accounts for that purpose).

     III.5 PAYMENT ON NON-BUSINESS DAYS. Whenever any payment to be made hereunder or under the Notes shall be stated to be due on a day which is not a Business Day, such payment may be made on the next succeeding Business Day, and with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

     III.6 REDUCED RETURN. If the Lender shall have determined that any applicable law, regulation, rule or regulatory requirement ("REQUIREMENT") regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Lender with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on the Lender's capital as a consequence of its Commitment and obligations hereunder to a level below that which would have been achieved but for such Requirement, change or compliance (taking into consideration the Lender's policies with respect to capital adequacy) by an amount deemed by the Lender to be material (which amount shall be determined by the Lender's reasonable allocation of the aggregate of such reductions resulting from such events), then from time to time, within five (5) Business Days after demand by the Lender, the Borrower shall pay to the Lender such additional amount or amounts as will compensate the Lender for such reduction; provided, however, that the Borrower shall not be liable for the payment of any such amounts incurred more than one hundred eighty (180) days prior to the date of such demand.

     III.7     INDEMNITIES.

          (a) GENERAL INDEMNITIES. Whether or not the transactions contemplated hereby shall be consummated, the Borrower agrees to indemnify, pay and hold the Lender, and the shareholders, officers, directors, employees and agents of the Lender (each, an "INDEMNIFIED PERSON"), harmless from and against any and all claims, liabilities, losses, damages, costs and expenses, including reasonable attorneys' fees and costs (including the reasonable estimate of the allocated cost of in-house legal counsel and staff) and including costs of investigation, document production, attendance at a deposition or other discovery, related to or in connection with the transactions contemplated by this Agreement or any contemplated use of the proceeds of the Loans, whether or not any Indemnified Person is a party thereto (collectively, the "INDEMNIFIED LIABILITIES"), except to the extent that such Indemnified Liabilities result from the gross negligence or willful misconduct of the Lender. If any claim is made, or any action, suit or proceeding is brought, against any Indemnified Person pursuant to this Section, the Indemnified Person shall notify the Borrower of such claim or of the commencement of such action, suit or proceeding, and the Borrower shall have the option to, and at the request of the Indemnified Person shall, direct and control the defense of such action, suit or proceeding, employing counsel selected by the Borrower and reasonably satisfactory to the Indemnified Person, and pay the fees and expenses of such counsel; PROVIDED, HOWEVER, that any Indemnified Person may at its own expense retain separate counsel to participate in such defense. Notwithstanding the foregoing, such Indemnified Person shall have the right to employ separate counsel reasonably acceptable to Borrower and at the Borrower's expense and to control and direct its own defense of such action, suit or proceeding if, in the reasonable opinion of counsel to such Indemnified Person, (i) there are legal defenses available to such Indemnified Person or to other Indemnified Persons that are different from or additional to those available to the Borrower that the Borrower cannot assert, or (ii) a conflict exists between the Borrower and such Indemnified Person that would make such separate representation advisable. The Borrower agrees that it will not, without the prior written consent of the Lender, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding with respect to which the indemnification provided for in this Section is available (whether or not any Indemnified Person is a party thereto) unless such settlement, compromise or consent includes an unconditional release of the Lender and each other Indemnified Person from all liability arising or that may arise out of such claim, action, suit or proceeding. To the extent that the undertaking to indemnify, pay and hold harmless set forth in this Section 3.7 may be unenforceable because it is violative of any law or public policy, the Borrower shall contribute the maximum portion which it is permitted to pay and satisfy under applicable law, to the payment and satisfaction of all Indemnified Liabilities incurred by any Indemnified Person. This covenant shall survive termination of this Agreement and payment of the outstanding Notes.

          (b) FUNDING LOSSES. The Borrower agrees to indemnify the Lender and to hold the Lender harmless from any loss or expense including, but not limited to, any such loss or expense arising from interest or fees payable by the Lender to lenders of funds obtained by it in order to maintain its LIBO Rate Loans hereunder, which the Lender may sustain or incur as a consequence of (i) default by the Borrower in payment of the principal amount of or interest on the LIBO Rate Loans of the Lender, (ii) default by the Borrower in making a conversion or continuation after the Borrower has given a notice thereof, (iii) default by the Borrower in making any payment after the Borrower has given a notice of payment or (iv) the Borrower making any payment of a LIBO Rate Loan on a day other than the last day of the Interest Period for such Loan. The determination of such amount by the Lender shall be presumed correct in the absence of manifest error. This covenant shall survive termination of this Agreement and payment of the outstanding Notes.

          (c) LETTERS OF CREDIT. As between the Borrower and the Lender, the Borrower assumes all risks of the acts and omissions of, or misuse of the Letters of Credit by, the respective beneficiaries of the Letters of Credit. In furtherance and not in limitation of the foregoing, the Lender, in the absence of gross negligence or wilful misconduct of Lender, shall not be responsible:
(i) for the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of the Letters of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged;
(ii) for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in while or in part, which may prove to be invalid or ineffective for any reason; (iii) for failure of the beneficiary of a Letter of Credit to comply fully with conditions required in order to draw upon such Letter of Credit; (iv) for errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (v) for errors in interpretation of technical terms; (vi) for any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any Letter of Credit or of the proceeds thereof; (vii) for the misapplication by the beneficiary of a Letter of Credit of the proceeds of any drawing under such Letter of Credit; and
(viii) for any consequences arising from causes beyond the control of the Lender, including any act or omission by any government or governmental authority. None of the above shall affect, impair, or prevent the vesting of any of the Lender's rights or powers hereunder. In furtherance and extension and not in limitation of the specific provisions set forth herein, any action taken or omitted by the Lender, under or i connection with the Letters of Credit or the related certificates, if taken or omitted in good faith, shall not put the Lender under any resulting liability to the Borrower.

     III.8 FUNDING SOURCES. Nothing in this Agreement shall be deemed to obligate the Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by the Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

     III.9 INABILITY TO DETERMINE INTEREST RATE. In the event that the Lender shall have determined (which determination shall be conclusive and binding upon the Borrower) that by reason of circumstances affecting the London interbank market, adequate and reasonable means do not exist for ascertaining the LIBO Rate applicable pursuant to Section 2.3 for any Interest Period with respect to a LIBO Rate Loan that will result from a requested LIBO Rate Loan or that such rate of interest does not adequately cover the cost of funding such Loan, the Lender shall forthwith give notice of such determination to the Borrower not later than 1:00 P.M., San Francisco time, on the requested Borrowing date, the requested conversion date or the last day of an Interest Period of a Loan which was to have been continued as a LIBO Rate Loan. If such notice is given and has not been withdrawn (i) any requested LIBO Rate Loan shall be made as a Base Rate Loan, or, at the Borrower's option, such Loan shall not be made, (ii) any Loan that was to have been converted to a LIBO Rate Loan shall be continued as, or converted into, a Base Rate Loan and (iii) any outstanding LIBO Rate Loan shall be converted, on the last day of the then current Interest Period with respect thereto, to a Base Rate Loan. Until such notice has been withdrawn by the Lender, no further LIBO Rate Loans shall be made and the Borrower shall not have the right to convert a Loan to a LIBO Rate Loan. The Lender will review the circumstances affecting the London interbank market from time to time and the Lender will withdraw such notice at such time as it shall determine that the circumstances giving rise to said notice no longer exist.

     III.10 REQUIREMENTS OF LAW. In the event that any law, regulation or directive or any change therein or in the interpretation or application thereof or compliance by the Lender with any request or directive (whether or not having the force of law) from any central bank or other governmental authority, agency or instrumentality:

          (a) does or shall subject the Lender to any tax of any kind whatsoever with respect to this Agreement, any Note or any Loan made hereunder, or any Letter of Credit issued hereunder, or change the basis of taxation of payments to the Lender of principal, commitment fee, interest or any other amount payable hereunder (except for changes in the rate of tax on the overall net income of the Lender);

          (b) does or shall impose, modify or hold applicable any reserve, assessment rate, special deposit, compulsory loan or other requirement against assets held by, or deposits or other liabilities in or for the account of, advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of the Lender which are not otherwise included in the determination of any LIBO Rate at the last Borrowing, conversion or continuation date of a Loan;

          (c) does or shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or other requirement against Commitments to extend credit;

          (d)  does or shall impose on the Lender any other condition;

and the result of any of the foregoing is to increase the cost to the Lender of making, renewing or maintaining its Revolving Commitment or the LIBO Rate Loans or of issuing, renewing, or maintaining the Letters of Credit, or to reduce any amount receivable thereunder (which increase or reduction shall be determined by such Lender's reasonable allocation of the aggregate of such cost increases or reduced amounts receivable resulting from such events), then, in any such case, the Borrower shall pay to the Lender, within three (3) Business Days of its demand, any additional amounts necessary to compensate the Lender for such additional cost or reduced amount receivable as determined by the Lender with respect to this Agreement. If the Lender becomes entitled to claim any additional amounts pursuant to this Section, it shall notify the Borrower of the event by reason of which it has become so entitled. A statement incorporating the calculation as to any additional amounts payable pursuant to the foregoing sentence submitted by the Lender to the Borrower shall be conclusive in the absence of manifest error.

     III.11 ILLEGALITY. Notwithstanding any other provisions herein, if any law, regulation, treaty or directive or any change therein or in the interpretation or application thereof, shall make it unlawful or impossible for the Lender to make or maintain LIBO Rate Loans as contemplated by this Agreement, (a) the commitment of the Lender hereunder to make LIBO Rate Loans or convert Base Rate Loans to LIBO Rate Loans shall forthwith be canceled and
(b) the Lender's Loans then outstanding as LIBO Rate Loans, if any, shall be converted automatically to Base Rate Loans on the next succeeding Interest Payment Date or within such earlier period as allowed by law. The Borrower hereby agrees to pay the Lender, within three (3) Business Days of its demand, any additional amounts necessary to compensate the Lender for any costs incurred by the Lender in making any conversion in accordance with this Section, including, but not limited to, any interest or fees payable by the Lender to lenders of funds obtained by it in order to make or maintain its LIBO Rate Loans hereunder (the Lender's notice of such costs, as certified to the Borrower to be conclusive absent manifest error).


                                      ARTICLE IV

                                CONDITIONS OF LENDING

     IV.1 CONDITIONS PRECEDENT TO INITIAL LOANS. The obligation of the Lender to make the initial Loan is subject to the conditions precedent that:

          (a) The Lender shall have received on or before the day of the initial Borrowing the following, each dated such day (except for the document referred to in clause (ii)), in form and substance satisfactory to the Lender:

               (i)  The Notes issued by the Borrower to the order of the Lender;

               (ii) Copies of the Articles or Certificate of Incorporation, partnership agreement or other organizational document of the Borrower, certified as of a recent date by the Secretary of State of its state of formation or incorporation;

               (iii) Copies of the Bylaws, if any, of the Borrower, certified by the Secretary or an Assistant Secretary of the Borrower;

               (iv) Copies of resolutions of the Board of Directors or other authorizing documents of the Borrower, approving the Loan Documents and the Borrowings and the reimbursement obligations under the Letters of Credit issued hereunder;

               (v) An incumbency certificate executed by the Secretary or an Assistant Secretary of the Borrower or equivalent document, certifying the names and signatures of the officers of the Borrower or other Persons authorized to sign the Loan Documents and the other documents to be delivered hereunder;

               (vi) Executed copies of all Loan Documents;

               (vii) Executed financing statements (Forms UCC-1);

               (viii) A Borrowing Base Certificate setting forth in detail acceptable to the Lender the calculation of the Borrowing Base, certified by the chief financial officer or treasurer of the Borrower; and

               (ix) Such other documents as the Lender may reasonably request.

          (b) The Borrower shall have paid to the Lender the fees payable as required in Section 2.1.

          (c) All corporate and legal proceedings and all instruments and documents in connection with the transactions contemplated by this Agreement shall be reasonably satisfactory in content, form and substance to the Lender and its counsel, and the Lender, and the Lender's counsel shall have received any and all further information and documents which the Lender or such counsel may reasonably have requested in connection therewith, such documents where appropriate to be certified by proper corporate or governmental authorities.

     IV.2 CONDITIONS PRECEDENT TO EACH BORROWING. The obligation of the Lender to make a Loan on the occasion of each Borrowing (including the initial Borrowing) shall be subject to the further conditions precedent that on the date of such Borrowing:

          (a) the following statements shall be true and the Lender shall have received the notice required by Section 2.1(b), which notice shall be deemed to be a certification by the Borrower that:

               (i) the representations and warranties contained in Section 5.1 are correct on and as of the date of such Borrowing as though made on and as of such date,

               (ii) no event has occurred and is continuing, or would result from such Borrowing, which constitutes an Event of Default or Potential Event of Default, and

               (iii)  all Loan Documents are in full force and effect, and

          (b) the Lender shall have received such other approvals, opinions or documents as the Lender may reasonably request.

     IV.3 CONDITIONS PRECEDENT TO EACH LETTER OF CREDIT. The issuance of any Letter of Credit hereunder is subject to the prior or concurrent satisfaction of all of the following conditions:

          (a) On or before three (3) Business Days prior to the date of issuance of the initial Letter of Credit, each of the conditions set forth in
Section 4.1 shall have been satisfied or waived and the initial Loan shall have been made hereunder.

          (b) On or before the date of issuance, the Lender shall have received the executed application for such Letter of Credit in the form customarily required by the Lender and all other information specified in Section 2.7(b) and such other documents as the Lender may require in connection with the issuance of such Letter of Credit.

          (c)  On the date of issuance, all conditions precedent described in
Section 4.2 shall be satisfied to the same extent as though the issuance of such Letter of Credit were the making of a Loan and the date of issuance of such Letter of Credit were the date of a Borrowing.


                                      ARTICLE V

                            REPRESENTATIONS AND WARRANTIES

     V.1 REPRESENTATIONS AND WARRANTIES. The Borrower represents and warrants as follows:

          (a) ORGANIZATION. The Borrower is duly organized, validly existing and in good standing under the laws of the state of its formation. The Borrower is also duly authorized, qualified and licensed in all applicable jurisdictions, and under all applicable laws, regulations, ordinances or orders of public authorities, to carry on its business in the locations and in the manner presently conducted.

          (b) AUTHORIZATION. The execution, delivery and performance by the Borrower of the Loan Documents, and the making of Borrowings hereunder, are within the Borrower's corporate or partnership powers, as the case may be, have been duly authorized by all necessary corporate or partnership action, as the case may be, and do not contravene (i) the Borrower's charter, by-laws or other organizational document or (ii) any law or regulation (including Regulations G, T, U and X) or any contractual restriction binding on or affecting the Borrower.

          (c) GOVERNMENTAL CONSENTS. No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body (except the filing of financing statements and routine reports required pursuant to the Securities Exchange Act of 1934, as amended (if such act is applicable to the Borrower), which reports will be made in the ordinary course of business) is required for the due execution, delivery and performance by the Borrower of the Loan Documents.

          (d) VALIDITY. The Loan Documents are the binding obligations of the Borrower or other executing Person, if any, enforceable in accordance with their respective terms; except in each case as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors' rights.

          (e) FINANCIAL CONDITION. The balance sheets of the Borrower and its consolidated Subsidiaries as at April 30, 1996 and April 30, 1997, and the related statements of income and retained earnings of the Borrower and its consolidated Subsidiaries for the fiscal year and fiscal quarter then ended, copies of which have been furnished to the Lender, fairly present the financial condition of the Borrower and its consolidated Subsidiaries as at such dates and the results of the operations of the Borrower and its consolidated Subsidiaries for the respective periods ended on such dates, all in accordance with GAAP, consistently applied, and since April 30, 1997 there has been no material adverse change in the business, operations, properties, assets, prospects or condition (financial or otherwise) of the Borrower and its Subsidiaries, taken as a whole.

          (f) LITIGATION. There is no pending or threatened action or proceeding affecting the Borrower or any of its Subsidiaries before any court, governmental agency or arbitrator, which may materially adversely affect the consolidated financial condition or operations of the Borrower or which may have a material adverse effect on the Borrower's ability to perform its obligations under the Loan Documents, having regard for its other financial obligations.

          (g) EMPLOYEE BENEFIT PLANS. The Borrower and each of its ERISA Affiliates is in compliance in all material respects with any applicable provisions of ERISA and the regulations and published interpretations thereunder with respect to all Employee Benefit Plans. No Termination Event has occurred or is reasonably expected to occur with respect to any Pension Plan. The excess of the actuarial present value of all benefit liabilities under all Pension Plans (excluding in such computation Pension Plans with assets greater than benefit liabilities) over the fair market value of the assets allocable to such benefit liabilities are not greater than five percent (5%) of Consolidated Tangible Net Worth. For purposes of the preceding sentence, the terms "actuarial present value" and "benefit liabilities" shall have the meanings specified in Section 4001 of ERISA.

          (h) DISCLOSURE. No representation or warranty of the Borrower contained in this Agreement or any other document, certificate or written statement furnished to the Lender by or on behalf of the Borrower for use in connection with the transactions contemplated by this Agreement contains any untrue statement of a material fact or omits to state a material fact (known to the Borrower in the case of any document not furnished by it) necessary in order to make the statements contained herein or therein not misleading. There is no fact known to the

Borrower (other than matters of a general economic nature) which materially adversely affects the business, operations, properties, assets, prospects or condition (financial or otherwise) of the Borrower and its Subsidiaries, taken as a whole, which has not been disclosed herein or in such other documents, certificates and statements furnished to the Lender for use in connection with the transactions contemplated hereby.

          (i) MARGIN STOCK. The aggregate value of all margin stock (as defined in Regulation U) directly or indirectly owned by the Borrower and its Subsidiaries is less than 25% of the aggregate value of the Borrower's assets. No proceeds of any Loan will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock.

          (j) ENVIRONMENTAL MATTERS. Except as set forth in Schedule 5.1(j), neither the Borrower nor any Subsidiary, nor any of their respective officers, employees, representatives or agents, nor, to the best of their knowledge, any other Person, has treated, stored, processed, discharged, spilled, or otherwise disposed of any substance defined as hazardous or toxic by any applicable federal, state or local law, rule, regulation, order or directive, or any waste or by-product thereof, at any real property or any other facility owned, leased or used by the Borrower or any Subsidiary, in violation of any applicable statutes, regulations, ordinances or directives of any governmental authority or court, which violations may result in liability to the Borrower or any Subsidiary or any of their respective officers, employees, representatives, agents or shareholders in an amount exceeding $100,000 for all such violations; and the unresolved violations set forth in said Schedule will not result in liability to the Borrower or any Subsidiary or any of their respective officers, employees, representatives, agents or shareholders in an amount exceeding $100,000 for all such unresolved violations. Except as set forth in said Schedule, no employee or other Person has ever made a claim or demand against the Borrower or any Subsidiary based on alleged damage to health caused by any such hazardous or toxic substance or by any waste or by-product thereof; and the unsatisfied claims or demands against the Borrower or any Subsidiary set forth in said Schedule will not result in uninsured liability to the Borrower or any Subsidiary or any of their respective officers, employees, representatives, agents or shareholders in an amount exceeding $100,000 for all such unsatisfied claims or demands. Except as set forth in said Schedule, neither the Borrower nor any Subsidiary has been charged by any governmental authority with improperly using, handling, storing, discharging or disposing of any such hazardous or toxic substance or waste or by-product thereof or with causing or permitting any pollution of any body of water; and the outstanding charges set forth in said Schedule will not result in liability to the Borrower or any Subsidiary or any of their respective officers, employees, representatives, agents or shareholders in an amount exceeding $100,000 for all such outstanding charges.

          (k) PROJECTIONS. As of the date hereof, to the best knowledge of the Borrower, the assumptions set forth and/or utilized in the projections previously provided to the Lender are reasonable and consistent with each other and with all facts known to the Borrower and the projections are based on such assumptions. Nothing in this Section 5.1(k) shall be construed as a representation or covenant that the projections in fact will be achieved.

          (l) EMPLOYEE MATTERS. There is no strike or work stoppage in existence or threatened involving the Borrower or its Subsidiaries that may materially adversely affect the consolidated financial condition or operations of the Borrower or that may have a material adverse effect on the Borrower's ability to perform its obligations under the Loan Documents, having regard for its other financial obligations.


                                      ARTICLE VI

                                      COVENANTS

     VI.1 AFFIRMATIVE COVENANTS. So long as any Note shall remain unpaid, any Letter of Credit shall remain outstanding or unreimbursed or the Lender shall have any Commitment hereunder, the Borrower will, unless the Lender shall otherwise consent in writing:

          (a)  FINANCIAL INFORMATION.  Furnish to the Lender:

               (i) as soon as available, but in any event within ninety (90) days after the end of each fiscal year of the Borrower, a copy of the consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at the end of each fiscal year and the related consolidated statements of income and retained earnings (or comparable statement) and changes in financial position and cash flow for such year, setting forth in each case in comparative form the figures as at the end of the previous year as to the balance sheet and the figures for the previous corresponding period as to the other statements, accompanied by an unqualified report and opinion thereon of Deloitte & Touche, or other independent certified public accountants acceptable to the Lender, all such financial statements to be complete and correct in all material respects and in accordance with GAAP applied consistently throughout the fiscal year (except as approved by such accountants and disclosed therein);

               (ii) as soon as available, but in any event within forty-five
(45) days after the end of each of the first three fiscal quarters of the Borrower, a copy of the unaudited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such period and the related unaudited consolidated statements of income and retained earnings (or comparable statement) and changes in financial position and cash flow for such period and year to date, setting forth in each case in comparative form the figures as at the end of the previous fiscal year as to the balance sheet and the figures for the previous corresponding period as to the other statements, certified by a duly authorized officer of the Borrower as being fairly stated in all material respects subject to year end and audit adjustments, all such financial statements to be complete and correct in all material respects and in accordance with GAAP subject to normal year end and audit adjustments and the absence of footnotes, applied consistently throughout the period reflected therein (except as approved by such accountants and disclosed therein);

               (iii) together with each delivery of financial statements of the Borrower and its Subsidiaries pursuant to subdivisions (i) and (ii) above, (A) an officer's certificate stating that the signer has reviewed the terms of the Loan Documents and have made, or caused to be made under their supervision, a review in reasonable detail of the transactions and condition of the Borrower and its Subsidiaries during the accounting period covered by such financial statements and that such review has not disclosed the existence during or at the end of such accounting period, and that the signers do not have knowledge of the existence as at the date of the officer's certificate, of any condition or event which constitutes an Event of Default or Potential Event of Default, or, if any such condition or event existed or exists, specifying the nature and period of existence thereof and what action the Borrower has taken, is taking and proposes to take with respect thereto; and (B) a Compliance Certificate in the form of Exhibit D demonstrating in reasonable detail compliance during and at the end of such accounting periods with the restrictions contained in Sections 6.2(a), (b),
(c) and (d) as of the end of the fiscal period covered thereby;

               (iv) substantially concurrent with the sending or filing thereof, copies of all reports which the Borrower sends to a majority of its security holders, and copies of all reports and registration statements which the Borrower or any of its Subsidiaries files with the S.E.C. or any national securities exchange;

               (v) within twenty (20) days after the end of each month in which a Revolving Loan or a Letter of Credit is outstanding (or if no Revolving Loan or Letter of Credit is outstanding, as a condition to the Borrower requesting a Revolving Loan or Letter of Credit), a Borrowing Base Certificate in the form of Exhibit E setting forth the calculation of the Borrowing Base, certified by the chief financial officer of the Borrower.

               (vi) as soon as available, but in any event within twenty (20) days after the end of each calendar month, an aging of the Borrower's accounts receivable and accounts payable in form and detail acceptable to the Lender; and

               (vii) as soon as practicable, but in any event within ninety (90) days after the end of each fiscal year, a budget and projections by fiscal quarter for the next four fiscal quarters, INCLUDING projected consolidated balance sheets and statements of income and retained earnings (or comparable statements) and changes in financial position and cash flow of the Borrower and its consolidated Subsidiaries, all in form and detail acceptable to the Lender.

          (b)  NOTICES AND INFORMATION.  Deliver to the Lender:

               (i) promptly upon any officer of the Borrower obtaining knowledge (A) of any condition or event which constitutes an Event of Default or Potential Event of Default, (B) that any Person has given any notice to the Borrower or any Subsidiary of the Borrower or taken any other action with respect to a claimed default or event or condition of the type referred to in
Section 7.1(f), (C) of the institution of any litigation involving an alleged liability (including possible forfeiture of property) of the Borrower or any of its Subsidiaries equal to or greater than $250,000 or any adverse determination in any litigation involving a potential liability of the Borrower or any of its Subsidiaries equal to or greater than $250,000, or (D) of a material adverse change in the business, operations, properties, assets or condition (financial or otherwise) of the Borrower and its Subsidiaries, taken as a whole, an officers' certificate specifying the nature and period of existence of any such condition or event, or specifying the notice given or action taken by such holder or Person and the nature of such claimed default, Event of Default, Potential Event of Default, event or condition, and what action the Borrower has taken, is taking and proposes to take with respect thereto;

               (ii) promptly upon becoming aware of the occurrence of or forthcoming occurrence of any (A) Termination Event, or (B) "prohibited transaction," as such term is defined in Section 4975 of the Internal Revenue Code or Section 406 of ERISA, in connection with any Employee Benefit Plan or any trust created thereunder, a written notice specifying the nature thereof, what action the Borrower has taken, is taking or proposes to take with respect thereto, and, when known, any action taken or threatened by the Internal Revenue Service, the Department of Labor, or the Pension Benefit Guaranty Corporation with respect thereto;

               (iii) with reasonable promptness copies of (A) all notices received by the Borrower or any of its ERISA Affiliates of the Pension Benefit Guaranty Corporation's intent to terminate any Pension Plan or to have a trustee appointed to administer any Pension Plan, (B) each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) filed by the Borrower or any of its ERISA Affiliates with the Internal Revenue Service with respect to each Pension Plan, and (C) all notices received by the Borrower or any of its ERISA Affiliates from a Multiemployer Plan sponsor concerning the imposition or amount of withdrawal liability pursuant to Section 4202 of ERISA;

               (iv) promptly, but in any event within thirty (30) days after receipt thereof, a copy of any notice, summons, citation, directive, letter or other form of communication from any governmental authority or court in any way concerning any action or omission on the part of the Borrower or any of its Subsidiaries in connection with any substance defined as toxic or hazardous by any applicable federal, state or local law, rule, regulation, order or directive or any waste or by product thereof, or concerning the filing of a lien upon, against or in connection with the Borrower, its Subsidiaries, or any of their leased or owned real or personal property, in connection with a Hazardous Substance Superfund or a Post-Closure Liability Fund as maintained pursuant to ' 9507 of the Internal Revenue Code if such act or omission may result in liability in an amount exceeding $100,000 for all such acts or omissions or if any such Lien, together with all other such Liens, is filed upon or against property the fair market value of which exceeds $100,000 in the aggregate; and

               (v) promptly, but in any event within ten (10) days after request, such other information and data with respect to the Borrower or any of its Subsidiaries as from time to time may be reasonably requested by the Lender.


          (c) CORPORATE EXISTENCE, ETC. At all times preserve and keep in full force and effect its and its Subsidiaries' corporate existence and rights and franchises material to its business and those of each of its Subsidiaries; PROVIDED, HOWEVER, that the corporate existence of any such Subsidiary may be terminated if such termination is in the best interest of the Borrower and is not materially disadvantageous to the holder of any Note.

          (d) PAYMENT OF TAXES AND CLAIMS. Pay, and cause each of its Subsidiaries to pay, all taxes, assessments and other governmental charges imposed upon it or any of its properties or assets or in respect of any of its franchises, business, income or property before any penalty or interest accrues thereon, and all claims (including claims for labor, services, materials and supplies) for sums which have become due and payable and which by law have or may become a lien upon any of its properties or assets, prior to the time when any penalty or fine shall be incurred with respect thereto; PROVIDED that no such charge or claim need be paid if being contested in good faith by appropriate proceedings promptly instituted and diligently conducted and if such reserve or other appropriate provision, if any, as shall be required in accordance with GAAP shall have been made therefor.

          (e) MAINTENANCE OF PROPERTIES; INSURANCE. Maintain or cause to be maintained in good repair, working order and condition all material properties used or useful in the business of the Borrower and its Subsidiaries and from time to time make or cause to be made all appropriate repairs, renewals and replacements thereof. The Borrower will maintain or cause to be maintained, with financially sound and reputable insurers, insurance with respect to its properties and business and the properties and business of its Subsidiaries against loss or damage of the kinds customarily insured against by corporations of established reputation engaged in the same or similar businesses and similarly situated, of such types and in such amounts as are customarily carried under similar circumstances by such other corporations. The Borrower will comply with any other insurance requirement set forth in any other Loan Document.

          (f) INSPECTION. Permit any authorized representatives designated by the Lender to visit and inspect any of the properties of the Borrower or any of its Subsidiaries, including its and their financial and accounting records, and to make copies and take extracts therefrom, and to discuss its and their affairs, finances and accounts with its and their officers and independent public accountants, all at such reasonable times during normal business hours, upon two (2) days prior notice if no Event of Default or Potential Event of Default has occurred, and as often as may be reasonably requested, but not more than once each quarter if an Event of Default or Potential Event of Default has not occurred.

          (g) COMPLIANCE WITH LAWS, ETC. Exercise, and cause each of its Subsidiaries to exercise, all due diligence in order to comply with the requirements of all applicable laws, rules, regulations and orders of any governmental authority, including all environmental laws, rules, regulations and orders, noncompliance with which would materially adversely affect the business, properties, assets, operations, prospects or condition (financial or otherwise) of the Borrower and its Subsidiaries, taken as a whole.

          (h)  REGISTRATION OF INTELLECTUAL PROPERTY RIGHTS.

               (i) Borrower shall register or cause to be registered (to the extent not already registered) with the United States Patent and Trademark Office or the United States Copyright Office, as applicable, those intellectual property rights listed on Exhibits A, B and C to the Intellectual Property Security Agreement delivered to the Lender by Borrower in connection with this Agreement within thirty (30) days of the date of this Agreement. Borrower shall register or cause to be registered with the United States Patent and Trademark Office or the United States Copyright Office, as applicable, those additional intellectual property rights developed or acquired by Borrower from time to time in connection with any product which is material to Borrower's business or from which revenue in excess of $50,000 is derived in any fiscal year, prior to the sale or licensing of such product to any third party, including without limitation revisions or additions to the intellectual property rights listed on such Exhibits A, B and C.

               (ii) Borrower shall execute and deliver such additional instruments and documents from time to time as the Lender shall reasonably request to perfect the Lender's security interest in the Intellectual Property Collateral (as defined in the Intellectual Property Security Agreement).

               (iii) Borrower shall (i) protect, defend and maintain the validity and enforceability of the Trademarks, Patents, and Copyrights (as such terms are defined in the Intellectual Property Security Agreement), (ii) use commercially reasonable efforts to detect infringements of the Trademarks, Patents, and Copyrights and promptly advise the Lender in writing of material infringements detected and (iii) not allow any Trademarks, Patents, or Copyrights to be abandoned, forfeited or dedicated to the public without the written consent of the Lender, which shall not be unreasonably withheld, unless the Lender determines that reasonable business practices suggest that abandonment is appropriate.

               (iv) the Lender shall have the right, but not the obligation, to take, at Borrower's sole expense, any actions that Borrower is required under this Section to take but which Borrower fails to take, after fifteen (15) days' notice to Borrower. Borrower shall reimburse and indemnify the Lender for all reasonable costs and reasonable expenses incurred in the reasonable exercise of its rights under this Section.

     VI.2 NEGATIVE COVENANTS. So long as any Note shall remain unpaid, any Letter of Credit shall remain outstanding or unreimbursed or the Lender shall have any Commitment hereunder, the Borrower will not, without the written consent of the Lender:

          (a) DEBT COVERAGE RATIO. As at the end of any fiscal quarter of the Borrower commencing with the fiscal quarter ending July 31, 1997, permit the ratio of Consolidated Debt as at the end of such fiscal quarter to Consolidated Cash Flow for the four fiscal quarters ending on the last day of such fiscal quarter, to be more than the correlative amount indicated below:

     Quarter Ending                          Ratio
     --------------                          -----

     July 31, 1997                      3.50  :  1.00
     October 31, 1997                   3.50  :  1.00
     January 31, 1998                   3.50  :  1.00
     April 30, 1998 and thereafter      2.75  :  1.00

          (b) CASH FLOW COVERAGE RATIO. As at the end of any fiscal quarter of the Borrower, permit the ratio of Consolidated Cash Flow, for the four quarters ending on any date of determination, to Consolidated Interest Expense for such four quarters, to be less than 5.00 to 1.00.

          (c) FIXED CHARGE COVERAGE RATIO. As at the end of any fiscal quarter of the Borrower, permit the ratio of (a) the sum of (i) Consolidated Cash Flow, for the four quarters ending on any date of determination, MINUS (ii) Consolidated Capital Expenditures for such four quarters, MINUS (iii) Consolidated Taxes for such four quarters, to (b) Consolidated Debt Service for such four quarters, to be less than 1.50 to 1.00.

          (d) CONSOLIDATED NET INCOME. Permit Consolidated Net Income to be less than $0 for any fiscal quarter of the Borrower.

          (e) LIENS, ETC. Create or suffer to exist, or permit any of its Subsidiaries to create or suffer to exist, any Lien upon or with respect to any of its properties, whether now owned or hereafter acquired, other than:

               (i) Liens existing on the date hereof and set forth in Schedule 6.2(e) or Borrower's financial statements;

               (ii) Permitted Liens;

               (iii) purchase money Liens upon or in any property acquired or held by the Borrower or any Subsidiary in the ordinary course of business to secure the purchase price of such property or to secure indebtedness incurred solely for the purpose of financing the acquisition of such property;

               (iv) other Liens, not otherwise permitted herein, not exceeding $100,000 in the aggregate; and

               (v) all renewals, refundings, refinancings and extensions of any such Liens described in clause (i) above; PROVIDED that the principal amount secured is not increased and that such Lien is not extended to other property.

          (f) DEBT. Create or suffer to exist, or permit any of its Subsidiaries to create or suffer to exist, any Debt, other than:

               (i) Debt existing on the date hereof and set forth on Schedule 6.2(f) or disclosed in Borrower's financial statements;

               (ii) Debt owed to the Lender hereunder;

               (iii) Debt relating to Liens permitted under Section 6.2(e)(iii);

               (iv) Debt with respect to capital leases to finance the acquisition of equipment;

               (v) Debt of a wholly-owned Subsidiary of the Borrower to another wholly-owned Subsidiary of the Borrower or to the Borrower and Debt of the Borrower to a wholly-owned Subsidiary of the Borrower;

               (vi) Other Debt not in excess of $100,000 in the aggregate at any time; and

               (vii) Contingent Obligations permitted under Section 6.2(j).

          (g) DIVIDENDS, ETC. Declare or pay any dividends, purchase or otherwise acquire for value any of its capital stock now or hereafter outstanding, or make any distribution of assets to its stockholders as such, or permit any of its Subsidiaries to purchase or otherwise acquire for value any stock of the Borrower, except in connection with Borrower's investment in preferred stock of Globe Wireless, Inc., provided and to the extent there is no negative cash impact to Borrower.

          (h) CONSOLIDATION, MERGER. Consolidate or merge with any other Person, liquidate, wind-up or dissolve itself or acquire by purchase or otherwise all or substantially all of the business, property or fixed assets of, or stock or other evidence of beneficial ownership of, any Person, or permit any of its Subsidiaries to do any of the foregoing.

          (i) INVESTMENTS. Make or permit to remain outstanding, or permit any Subsidiary to make or permit to remain outstanding, any Investment, except that the Borrower and its Subsidiaries may:

               (i) continue to own Investments existing on the date hereof and set forth on Schedule 6.2(i) as the same may be reinvested similarly from time to time;

               (ii) own, purchase or acquire certificates of deposit, money market mutual funds registered with the SEC, commercial paper rated Moody's P-I, municipal bonds rated Moody's AA or better, direct obligations of the United States of America or its agencies, and obligations guaranteed by the United States of America;

               (iii) acquire and own stock, obligations or securities received from customers in connection with debts created in the ordinary course of business owing to the

Borrower or a Subsidiary;

               (iv) continue to own the existing capital stock of the Borrower's Subsidiaries; and

               (v) make or permit to remain outstanding intercompany loans to the extent permitted under Section 6.2(f)(iv).

          (j) CONTINGENT OBLIGATIONS. Create or become or remain liable, or permit any of its Subsidiaries to create or become or remain liable, with respect to any Contingent Obligation, except that the Borrower and its Subsidiaries may:

               (i) remain liable with respect to Contingent Obligations existing on the date hereof and set forth on Schedule 6.2(j);

               (ii) endorse negotiable instruments for deposit or collection or similar transactions in the ordinary course of business;

               (iii) become or remain liable with respect to reimbursement obligations under those Letters of Credit issued hereunder in accordance with
Section 2.7.

          (k) ASSET SALES. Convey, sell, lease, transfer or otherwise dispose of, or permit any Subsidiary to convey, sell, lease, transfer or otherwise dispose of, in one transaction or a series of transactions, (i) all or any part of its or its Subsidiary's business, property or fixed assets outside of the ordinary course of business, whether now owned or hereafter acquired, or (ii) any capital stock or debt of any of its Subsidiaries, except:

               (i) the Borrower and its Subsidiaries may convey, sell, lease, transfer of otherwise dispose of obsolete or worn out assets; and

               (ii) any Subsidiary of the Borrower may sell, lease or transfer assets to the Borrower or to any wholly-owned Subsidiary of the Borrower.

          (l) TRANSACTIONS WITH SHAREHOLDERS AND AFFILIATES. Enter into, or permit any of its Subsidiaries to enter into, any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any holder of 5% or more of any class of equity securities of the Borrower, or with any Affiliate of the Borrower or any such holder, on terms that (when taken in the light of any related or series of transactions of which such transaction is a part (if any)) are less favorable to the Borrower or any such Subsidiary than those which might be obtained at the time from Persons who are not such a holder or Affiliate.

          (m) AGREEMENTS RESTRICTING PAYMENT OF DIVIDENDS. Permit any of its Subsidiaries to enter into any agreement restricting the ability of such Subsidiary to declare, order, pay or make or set apart any sum for any dividends or other distributions on account of any shares of any class of its stock.

          (n) RESTRICTIVE AGREEMENTS. Agree with any Person, or permit any of its Subsidiaries to agree with any Person, that the Borrower or such Subsidiary will not create, incur or suffer to exist any Liens on its properties.

          (o) SALES AND LEASE-BACKS. Become or remain liable, or permit any of its Subsidiaries to become or remain liable, directly or indirectly, with respect to any lease, whether an operating lease or a Capital Lease, of any property (whether real, personal or mixed), whether now owned or hereafter acquired, (i) which the Borrower or any of its Subsidiaries has sold or transferred or is to sell or transfer to any other Person (other than the Borrower or any of its Subsidiaries) or (ii) which the Borrower or any of its Subsidiaries intends to use for substantially the same purpose as any other property which has been or is to be sold or transferred by the Borrower or any of its Subsidiaries to any Person (other than the Borrower or any of its Subsidiaries) in connection with such lease.

          (p) CONDUCT OF BUSINESS. Engage, or permit any of its Subsidiaries to engage, in any business other than the businesses engaged in by the Borrower and its Subsidiaries on the date of this Agreement and extensions thereof and similar or related businesses.

          (q)  FISCAL YEAR.  Change its fiscal year-end from April 30.


                                     ARTICLE VII

                                  EVENTS OF DEFAULT

     VII.1 EVENTS OF DEFAULT. If any of the following events ("EVENTS OF DEFAULT") shall occur and be continuing:

          (a) The Borrower shall fail to pay any installment of principal when due hereunder, or shall fail to pay any installment of interest hereunder or other amount payable hereunder within three (3) Business Days of the date when due; or

          (b) Any representation or warranty made by the Borrower herein or by the Borrower (or any of its officers) in connection with this Agreement shall prove to have been incorrect in any material respect when made; or

          (c) The Borrower shall fail to perform or observe any term, covenant or agreement contained in Section 3.1, 6.1 or 6.2 on its part to be performed or observed; or

          (d) The Borrower shall fail to perform or observe any term, covenant or agreement contained in this Agreement or any other Loan Document other than those referred to in Sections 7.1(a), (b), and (c) above on its part to be performed or observed and any such failure shall remain unremedied or uncured for thirty (30) days after the Borrower knows of such failure; or

          (e) The Borrower or any of its Subsidiaries shall default in the performance of or compliance with any term contained in any Loan Document other than this Agreement and such default shall not have been remedied or waived within any applicable grace period; or

          (f) The Borrower or any of its Subsidiaries shall (A) fail to pay any principal of, or premium or interest on, any Debt, the aggregate outstanding principal amount of which is at least $250,000 (excluding Debt evidenced by the Notes), when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt, or (B) fail to perform or observe any term, covenant or condition on its part to be performed or observed under any agreement or instrument relating to any such Debt, when required to be performed or observed, and such failure shall continue after the applicable grace period, if any, specified in such agreement or instrument; or

          (g) (i) The Borrower or any of its Subsidiaries shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its assets, or the Borrower or any of its Subsidiaries shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against the Borrower or any of its Subsidiaries any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of thirty (30) days; or (iii) there shall be commenced against the Borrower or any of its Subsidiaries any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within thirty (30) days from the entry thereof; or (iv) the Borrower or any of its Subsidiaries shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii) and (iii) above; or (v) the Borrower or any of its Subsidiaries shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

          (h) One or more judgments or decrees shall be entered against the Borrower or any of its Subsidiaries involving in the aggregate a liability (not paid or fully covered by insurance) equal to or greater than $250,000 and all such judgments or decrees shall not have been vacated, discharged, or stayed or bonded pending appeal within thirty (30) days from the entry thereof; or

          (i) (i) The Borrower or any of its ERISA Affiliates shall fail to make full payment when due of all amounts which, under the provisions of any Pension Plan or Section 412 of the Internal Revenue Code, the Borrower or any of its ERISA Affiliates is required to pay as contributions thereto;

               (ii) any accumulated funding deficiency shall occur or exist, whether or not waived, with respect to any Pension Plan;

               (iii) the excess of the actuarial present value of all benefit liabilities under all Pension Plans over the fair market value of the assets of such Pension Plans (excluding in such computation Pension Plans with assets greater than benefit liabilities) allocable to such benefit liabilities shall be greater than five percent (5%) of Consolidated Tangible Net Worth;

               (iv) the Borrower or any of its ERISA Affiliates shall enter into any transaction which has as its principal purpose the evasion of liability under Subtitle D of Title IV of ERISA;

               (v) (A) Any Pension Plan maintained by the Borrower or any of its ERISA Affiliates shall be terminated within the meaning of Title IV of ERISA, or (B) a trustee shall be appointed by an appropriate United States district court to administer any Pension Plan, or (C) the Pension Benefit Guaranty Corporation (or any successor thereto) shall institute proceedings to terminate any Pension Plan or to appoint a trustee to administer any Pension Plan, or (D) the Borrower or any of its ERISA Affiliates shall withdraw (under
Section 4063 of ERISA) from a Pension Plan, if as of the date of the event listed in subclauses (A)-(D) above or any subsequent date, either the Borrower or its ERISA Affiliates has any liability (such liability to include any liability to the Pension Benefit Guaranty Corporation, or any successor thereto, or to any other party under Sections 4062, 4063 or 4064 of ERISA or any other provision of law) resulting from or otherwise associated with the events listed in subclauses (A)-(D) above;

               (vi) As used in this Section 7.1(i) the term "accumulated funding deficiency" has the meaning specified in Section 412 of the Internal Revenue Code, and the terms "actuarial present value" and "benefit liabilities" have the meanings specified in Section 4001 of ERISA; or

          (j) There shall be instituted against the Borrower or any of its Subsidiaries any proceeding for which forfeiture of any property is a potential penalty;

          THEN (i) upon the occurrence of any Event of Default described in clause (g) above, the Commitment and any obligation of the Lender to issue any Letter of Credit shall immediately terminate and all Loans hereunder together with accrued interest thereon, an amount equal to the Letter of Credit Usage and all other amounts owing under this Agreement, the Notes, the Letters of Credit and the other Loan Documents shall automatically become due and payable; and
(ii) upon the occurrence of any other Event of Default, the Lender may, by notice to the Borrower, declare the Commitment and any obligation of the Lender to issue any Letter of Credit to be terminated forthwith, whereupon the Commitment and any obligation of the Lender to issue any Letter of Credit shall immediately terminate, and/or, by notice to the Borrower, declare the Loans hereunder, with accrued interest thereon, an amount equal to the Letter of Credit Usage and all other amounts owing under this Agreement, the Notes, the Letters of Credit and the other Loan Documents to be due and payable forthwith, whereupon the same shall immediately become due and payable. Except as expressly provided above in this Section, presentment, demand, protest and all other notices of any kind are hereby expressly waived. So long as any

Letter of Credit shall remain outstanding, any amounts received by the Lender may be held as cash collateral for the obligation of the Borrower to reimburse the Lender in the event of any drawing under any Letter of Credit. In the event any Letter of Credit in respect of which the Borrower has deposited cash collateral with the Lender is canceled or expires, the cash collateral shall be applied FIRST to the reimbursement of the Lender for any drawings thereunder, and SECOND to the payment of any outstanding obligations of the Borrower hereunder or under any other Loan Document.



                                     ARTICLE VIII

                                    MISCELLANEOUS

     VIII.1 AMENDMENTS, ETC. No amendment or waiver of any provision of the Loan Documents nor consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Lender, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

     VIII.2 NOTICES, ETC. Except as otherwise set forth in this Agreement, all notices and other communications provided for hereunder shall be in writing (including telegraphic, telex or facsimile communication) and mailed or telegraphed or telexed or sent by facsimile or delivered, if to the Borrower, at its address set forth on the signature page hereof; and if to the Lender, at its address set forth on the signature page hereof; or, as to each party, at such other address as shall be designated by such party in a written notice to the other parties. All such notices and communications shall be effective three (3) Business Days after deposit in the U.S mail, postage prepaid, when sent by telex or sent by facsimile, or when delivered, respectively, except that notices and communications to the Lender pursuant to Article II or VII shall not be effective until received by the Lender.

     VIII.3 RIGHT OF SETOFF; DEPOSIT ACCOUNTS. Upon and after the occurrence of any Event of Default, the Lender is hereby authorized by the Borrower, at any time and from time to time, without notice, (a) to set off against, and to appropriate and apply to the payment of, the obligations and liabilities of the Borrower under the Loan Documents (whether matured or unmatured, fixed or contingent or liquidated or unliquidated) any and all amounts owing by the Lender to the Borrower (whether payable in Dollars or any other currency, whether matured or unmatured, and, in the case of deposits, whether general or special, time or demand and however evidenced) and (b) pending any such action, to the extent necessary, to hold such amounts as collateral to secure such obligations and liabilities and to return as unpaid for insufficient funds any and all checks and other items drawn against any deposits so held as the Lender in its sole discretion may elect. The Borrower hereby grants to the Lender a security interest in all deposits and accounts maintained with the Lender. The rights of the Lender under this Section are in addition to other rights and remedies (including other rights of set-off) which the Lender may have.

     VIII.4 NO WAIVER; REMEDIES. No failure on the part of the Lender to exercise, and no delay in exercising, any right under any of the Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right under any of the Loan Documents preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

     VIII.5 COSTS AND EXPENSES. The Borrower agrees to pay on demand all costs and expenses of the Lender (including reasonable attorney's fees and the reasonable estimate of the allocated cost of in-house counsel and staff) in connection with the preparation, amendment, modification, enforcement (including in appellate, bankruptcy, insolvency, liquidation, reorganization, moratorium or other similar proceedings) or restructuring of the Loan Documents.

     VIII.6    SUCCESSORS AND ASSIGNS; CONFIDENTIALITY.

          (a) The Lender may sell, assign, transfer, negotiate or grant participations to other financial institutions in all or part of the obligations of the Borrower outstanding under the Loan Documents, without notice to or the approval of the Borrower; PROVIDED that any such sale, negotiation or participation shall be in compliance with the applicable federal and state securities laws and the other requirements of this Section 8.6.

          (b) The Lender may disclose to any proposed assignee or participant any information relating to the Borrower or any of its Subsidiaries; PROVIDED, that prior to such disclosure such proposed assignee or participant shall have agreed in writing to keep any such information confidential substantially on the terms of Section 8.6(c).

          (c) The Lender understands that some of the information and documents furnished to it pursuant to this Agreement may be confidential and the Lender agrees that it will keep all non-public information, documents and agreements so furnished to it confidential and will make no disclosure to other Persons of such information or agreements until it shall have become public, except (i) to the extent required in connection with matters involving operations under or enforcement or amendment of the Loan Documents; (ii) to the Lender's examiners and auditors or in accordance with the Lender's obligations under law or regulations or pursuant to subpoenas or other process to make information available to governmental agencies and examiners or to others; (iii) to any corporate parent of the Lender so long as such parent agrees to accept such information or agreement subject to the restrictions provided in this Section 8.6(c); (iv) to any participant bank or trust company of the Lender so long as such participant shares the corporate parent with the Lender and agrees to keep such information, documents or agreement confidential in accordance with the restrictions provided in this Section 8.6(c); (v) to the Lender's counsel and other professional advisors so long as such Persons are instructed to keep such information confidential in accordance with the provisions of this Section 8.6(c); (vi) to proposed assignees and participants in accordance with Section 8.6(b); and (vii) with the prior written consent of the Borrower.

     VIII.7 EFFECTIVENESS; BINDING EFFECT; GOVERNING LAW. This Agreement shall become effective when it shall have been executed by the Borrower and the Lender and thereafter shall be binding upon and inure to the benefit of the Borrower, the Lender and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lender. THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF CALIFORNIA WITHOUT GIVING EFFECT TO ITS CHOICE OF LAW DOCTRINE. EACH LETTER OF CREDIT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS AND RULES DESIGNATED IN SUCH LETTER OF CREDIT, OR IF NO RULES OR LAWS ARE DESIGNATED, THE UNIFORM CUSTOMS AND PRACTICES FOR DOCUMENTARY CREDIT (1993 REVISION), INTERNATIONAL CHAMBER OF COMMERCE, PUBLICATION NO. 400 (THE "UCP") AND, AS TO MATTERS NOT GOVERNED BY THE UCP, THE LAWS OF THE STATE OF CALIFORNIA.

     VIII.8 WAIVER OF JURY TRIAL. THE BORROWER AND THE LENDER HEREBY AGREE TO WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, ANY OF THE LOAN DOCUMENTS, OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS LOAN TRANSACTION AND THE LENDER/BORROWER RELATIONSHIP THAT IS BEING ESTABLISHED. The scope of this waiver is intended to be all encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including contract claims, tort claims, breach of duty claims, and all other common law and statutory claims. The Lender and the Borrower each acknowledge that this waiver is a material inducement to enter into a business relationship, that each has already relied on the waiver in entering into this Agreement, and that each will continue to rely on the waiver in their related future dealings. The Lender and the Borrower further warrant and represent that each has reviewed this waiver with its legal counsel, and that each knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THE WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT, THE LOAN DOCUMENTS, OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE LOAN. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

     VIII.9 CONSENT TO JURISDICTION; VENUE; SERVICE OF PROCESS. All judicial proceedings brought against the Borrower or the Lender with respect to this Agreement and the Loan Documents may be brought in any state or federal court of competent jurisdiction in the County of Santa Clara in the State of California and by execution and delivery of this Agreement, each of the Lender and the Borrower accepts for itself and in connection with its properties, generally and unconditionally, the nonexclusive jurisdiction of the aforesaid courts, and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement. The Borrower and the Lender each irrevocably waives any right it may have to assert the doctrine of FORUM NON CONVENIENS or to object to venue to the extent any proceeding is brought in accordance with this Section. In any action against the Borrower or the Lender, service of process may be made upon the Borrower or the Lender by registered or certified mail, return receipt requested, to its address indicated in the applicable signature page hereto, which service shall be deemed sufficient for personal jurisdiction and shall be deemed effective ten (10) days after mailing.

     VIII.10 ENTIRE AGREEMENT. This Agreement with Exhibits and Schedules and the other Loan Documents embody the entire agreement and understanding between the parties hereto and supersedes all prior agreements and understandings relating to the subject matter hereof.

     VIII.11 SEPARABILITY OF PROVISIONS. In case any one or more of the provisions contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

     VIII.12 SURVIVAL OF CERTAIN AGREEMENTS. Notwithstanding anything in this Agreement or implied by law to the contrary, the agreements of the Borrower set forth in Sections 3.6, 3.7, and 8.5 and the agreements of the Lender set forth in Section 8.3 shall survive the payment of the Loans and the Notes and the termination of this Agreement.

     VIII.13 EXECUTION IN COUNTERPARTS. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement; signature pages may be detached from counterpart documents and reassembled to form duplicate executed originals.

                  [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.


                                        DITECH CORPORATION


                                        By:  /s/ William Tamblyn
                                             ------------------------------
                                        Title:     VP/CFO
                                             ------------------------------


                                        Address:
                                        570 Maude Court
                                        Sunnyvale, CA  94086

                                        Telecopier: (408) 990-0116
                                        Attention: William J. Tamblyn


                                             BANKBOSTON, N.A.

                                        By:   /s/ Teresa J. Heller
                                             ------------------------------
                                        Title: Director
                                             ------------------------------

                                        Notice and Payment Address:
                                        435 Tasso Street
                                        Palo Alto, California 94301
                                             Telecopier: (415) 853-1425
                                        Attention:  Teresa J. Heller

                                      EXHIBIT A
                                  DITECH CORPORATION

                              REVOLVING PROMISSORY NOTE
                                                           Palo Alto, California
$3,000,000                                                       August 20, 1997



     FOR VALUE RECEIVED, Ditech Corporation, a California corporation (the "BORROWER"), promises to pay to the order of BankBoston, N.A. (the "LENDER") the principal amount of Three Million Dollars ($3,000,000) or, if less, the aggregate amount of Revolving Loans (as defined in the Credit Agreement referred to below) made by the Lender to the Borrower pursuant to the Credit Agreement referred to below outstanding on the Maturity Date (as defined in the Credit Agreement referred to below) on the Maturity Date.

     The Borrower also promises to pay interest on the unpaid principal amount hereof from the date hereof until paid at the rates and at the times which shall be determined in accordance with the provisions of the Credit Agreement.

     All payments of principal and interest in respect of this Note shall be made in lawful money of the United States of America in same day funds at the office of the Lender described in the Credit Agreement. Until notified of the transfer of this Note, the Borrower shall be entitled to deem the Lender or such person who has been so identified by the transferor in writing to the Borrower as the holder of this Note, as the owner and holder of this Note. Each of the Lender and any subsequent holder of this Note agrees that before disposing of this Note or any part hereof it will make a notation hereon of all principal payments previously made hereunder and of the date to which interest hereon has been paid on the schedule attached hereto, if any; PROVIDED, HOWEVER, that the failure to make notation of any payment made on this Note shall not limit or otherwise affect the obligation of the Borrower hereunder with respect to payments of principal or interest on this Note.

     This Note is referred to in, and is entitled to the benefits of, the Credit Agreement dated as of August 20, 1997 (the "CREDIT AGREEMENT") among the Borrower and the Lender. The Credit Agreement, among other things, (i) provides for the making of advances (the "LOANS") by the Lender to the Borrower from time to time in an aggregate amount not to exceed at any time outstanding the U.S. dollar amount first above mentioned, the indebtedness of the Borrower resulting from each such Loan being evidenced by this Note, and (ii) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified.

     The terms of this Note are subject to amendment only in the manner provided in the Credit Agreement.

     No reference herein to the Credit Agreement and no provision of this Note or the Credit

Agreement shall alter or impair the obligation of the Borrower, which is absolute and unconditional, to pay the principal of and interest on this Note at the place, at the respective times, and in the currency herein prescribed.

     The Borrower promises to pay all costs and expenses, including reasonable attorneys' fees, incurred in the collection and enforcement of this Note. The Borrower hereby consents to renewals and extensions of time at or after the maturity hereof, without notice, and hereby waives diligence, presentment, protest, demand and notice of every kind and, to the full extent permitted by law, the right to plead any statute of limitations as a defense to any demand hereunder.

     This Note shall be governed by, and construed in accordance with, the laws of the state of California without giving effect to its choice of law doctrine.

     IN WITNESS WHEREOF, the Borrower has caused this Note to be executed and delivered by its duly authorized officer, as of the date and the place first above written.

                                   DITECH CORPORATION


                                   By
                                        ------------------------------
                                   Title
                                        ------------------------------

                                     TRANSACTIONS
                                          ON
                                         NOTE


                     Amount of                         Interest
          Amount of  Principal     Principal Interest    Paid    Notation
Date      Loan Made     Paid       Balance    Paid     Through   Made By
----      ---------  ---------     --------- --------  --------  --------

                                      EXHIBIT B
                                  DITECH CORPORATION

                                      TERM NOTE

                                                           Palo Alto, California
$8,000,000                                                       August 20, 1997


     FOR VALUE RECEIVED, Ditech Corporation, a California (the "BORROWER"), promises to pay to the order of BankBoston, N.A. (the "LENDER") the principal amount of Eight Million Dollars ($8,000,000) in installments as follows: (A) One Hundred Twenty-Five Thousand Dollars ($125,000) on each of the last days of March, June, September and December of 1998; (B) One Hundred Eighty-Seven Thousand Five Hundred Dollars ($187,500) on each of the last days of March, June, September and December of 1999; (C) Five Hundred Sixty-Two Thousand Five Hundred Dollars ($562,500) on each of the last days of March, June, September and December of 2000; (D) Five Hundred Sixty-Two Thousand Five Hundred Dollars ($562,500) on each of the last days of March, June, September and December of 2001; (E) Five Hundred Sixty-Two Thousand Five Hundred Dollars ($562,500) on each of the last days of March, June, September and December of 2002. All unpaid amounts of principal and interest shall be due and payable in full on December 31, 2002.

     The Borrower also promises to pay interest on the unpaid principal amount hereof from the date hereof until paid at the rates and at the times which shall be determined in accordance with the provisions of the Credit Agreement.

     All payments of principal and interest in respect of this Note shall be made in lawful money of the United States of America in same day funds at the office of the Lender described in the Credit Agreement. Until notified of the transfer of this Note, the Borrower shall be entitled to deem the Lender or such person who has been so identified by the transferor in writing to the Borrower as the holder of this Note, as the owner and holder of this Note. Each of the Lender and any subsequent holder of this Note agrees that before disposing of this Note or any part hereof it will make a notation hereon of all principal payments previously made hereunder and of the date to which interest hereon has been paid; PROVIDED, HOWEVER, that the failure to make notation of any payment made on this Note shall not limit or otherwise affect the obligation of the Borrower hereunder with respect to payments of principal or interest on this Note.

          This Note is the Term Note referred to in, and is entitled to the benefits of, the Credit Agreement dated as of August 20, 1997 (the "CREDIT AGREEMENT") among the Borrower and the Lender. The Credit Agreement, among other things (i) provides for the making of an advance (the "TERM LOAN") by the Lender to the Borrower on the date hereof in an aggregate amount equal to the U.S. dollar amount first above mentioned, the indebtedness of the Borrower resulting from such Loan being evidenced by this Note, and (ii) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified.

     The terms of this Note are subject to amendment only in the manner provided in the Credit Agreement.

     No reference herein to the Credit Agreement and no provision of this Note or the Credit Agreement shall alter or impair the obligation of the Borrower, which is absolute and unconditional, to pay the principal of and interest on this Note at the place, at the respective times, and in the currency herein prescribed.

     The Borrower promises to pay all costs and expenses, including reasonable attorneys' fees, incurred in the collection and enforcement of this Note. The Borrower hereby consents to renewals and extensions of time at or after the maturity hereof, without notice, and hereby waives diligence, presentment, protest, demand and notice of every kind and, to the full extent permitted by law, the right to plead any statute of limitations as a defense to any demand hereunder.

     This Note shall be governed by, and construed in accordance with, the laws of the state of California without giving effect to its choice of law doctrine.

     IN WITNESS WHEREOF, the Borrower has caused this Note to be executed and delivered by its duly authorized officer, as of the date and the place first above written.

                                        DITECH CORPORATION


                                        By
                                             ------------------------------
                                        Title
                                             ------------------------------

                                     TRANSACTIONS
                                          ON
                                         NOTE


                     Amount of                         Interest
          Amount of  Principal     Principal Interest    Paid    Notation
Date      Loan Made     Paid       Balance    Paid     Through   Made By
----      ---------  ---------     --------- --------  --------  --------

                                      EXHIBIT C

                                     PRICING GRID


     The "APPLICABLE MARGIN" means the variable number of percentage points, with respect to Base Rate Loans or LIBO Rate Loans, as applicable, as determined by the Lender with reference to the Borrower's most recent financial statements and Compliance Certificate, in accordance with the grid set forth below, based upon the Borrower's ratio of Consolidated Debt as at the end of any fiscal quarter to Consolidated Cash Flow on a rolling four quarter basis (as specified in Section 6.2(a)). The effective date of any change in the Applicable Margin shall be the first day of the month following the Lender's receipt of the Borrower's financial statements and Compliance Certificate.





Level           Ratio of                                           Applicable      Applicable
-----           Consolidated                                       Margin for      Margin for
                Debt to                                            Base Rate       LIBO Rate
                Consolidated                                       Loans           Loans
                Cash Flow on                                       -----           -----
                rolling four
                quarter basis
                -------------
I.              Greater than 2.50:1.00                             1.00           2.75

II.             Less than or equal to 2.50:1.00 Greater than       0.75            2.50
                2.00:1.00

III.            Less than or equal to 2.00:1.00 Greater than       0.50            2.25
                1.50:1.00

IV.             Less than or equal to 1.50:1.00                    0.25            2.00


                                      EXHIBIT D

                                COMPLIANCE CERTIFICATE

          1. This Compliance Certificate ("Compliance Certificate") is executed and delivered by Ditech Corporation, a California corporation (the "Borrower") to BankBoston, N.A. (the "Lender") pursuant to Section 6.1(a)(iii)(B) of the Credit Agreement dated as of August 20, 1997 between the Borrower and the Lender. Any terms used herein and not defined herein shall have the meanings defined in the Credit Agreement. This Compliance Certificate covers the
Borrower's:

          Fiscal quarter ended _________, 19__
          Fiscal year ended ________, 19__

          2. The following paragraphs set forth calculations in compliance with obligations pursuant to Section 6.2(a), (b), (c), and (d) of the Credit Agreement, as of the end of the fiscal period set forth in paragraph 1 hereof.

     A.   DEBT COVERAGE RATIO (SEC 6.2(a)):

          (a) Consolidated Debt                        $________

          (b) Consolidated Cash Flow for the four-quarter
          period ending on the last day of the most recently
          ended fiscal quarter                         $________

          Ratio (a) to (b)                             _________

          Maximum Permitted Ratio

               Quarter Ending                          Ratio
               --------------                          -----
               July 31, 1997                      3.50  :  1.00
               October 31, 1997                   3.50  :  1.00
               January 31, 1998                   3.50  :  1.00
               April 30, 1998 and thereafter      2.75  :  1.00

     B.    CASH FLOW COVERAGE RATIO (SEC 6.2(b)):

          (a) Consolidated Cash Flow for the four-quarter
          period ending on the last day of the most recently
          ended fiscal quarter                         $________

          (b) Consolidated Interest Expense for the four-quarter
          period ending on the last day of the most recently
          ended fiscal quarter                         $________

          Ratio (a) to (b)                        _________

          Minimum Permitted Ratio                 5.0:1.0

     C.   FIXED CHARGE COVERAGE RATIO (SEC 6.2(c)):

          (a)                                           $________

               (i)   Consolidated Cash Flow for the
                     four-quarter period ending on the
                     last day of the most recently
                     ended fiscal quarter               $________

               (ii)  MINUS Consolidated Capital
                     Expenditures for such period  $________

               (iii) MINUS Consolidated Taxes
                     for such period               $________

          (b)  Consolidated Debt Service for such period         $_________

     Ratio (a) to (b)                        _________

     Minimum Permitted Ratio                 1.50:1.00


     D.   CONSOLIDATED NET INCOME (SEC. 6.2(d)):

          (a)  Consolidated Net Income            $________

          Required: (a) > $0

          3. The undersigned has reviewed the terms of the Credit Agreement and has made, or caused to be made under his/her supervision, a review in reasonable detail of the transactions and condition of the Borrower and its Subsidiaries during the fiscal period covered by this Compliance Certificate. The undersigned does not (either as a result of such review or otherwise) have any knowledge of the existence as of the date of this Compliance Certificate of any condition or event that constitutes an Event of Default or a Potential Event of Default, with the exception set forth below in response to which the Borrower is taking or proposes to take the following actions (if none, so state):


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

          4. This Compliance Certificate is executed on _______________, ____ by the Chief Executive Officer, Chief Financial Officer, or Controller of the Borrower. The undersigned hereby certifies that each and every matter contained herein is derived from the Borrower's books and records and is, to the best knowledge of the undersigned, true and correct.

                              DITECH CORPORATION
                              a California corporation

                              By:
                                   ---------------------------------------------
                              Title:

                                      EXHIBIT E

                              BORROWING BASE CERTIFICATE


ACCOUNTS RECEIVABLE
1.   Accounts Receivable Book Value as of                             $________
2.   Additions (please explain on reverse)   $________
3.   TOTAL ACCOUNTS RECEIVABLE                                        $________

ACCOUNTS RECEIVABLE DEDUCTIONS (without duplication)
4.   Amounts over 90 days of the later of
     invoice date or payment date            $________
5.   Intercompany/Employee Accounts          $________
6.   Insolvent Account Debtors                                        $________
7.   Conditional Accounts                    $________
8.   Non-Dollar Accounts                     $________
9.   Contra Accounts                                                  $________
10.  Concentration Limits                    $________
11.  Foreign Accounts (without credit insurance)
12.  Governmental Accounts                                            $________
13.  Balance of 30% over 90 day accounts                              $________
14.  Other (please explain on reverse)                                $________
15.  TOTAL ACCOUNTS RECEIVABLE DEDUCTIONS                             $________
16.  Eligible Accounts (#3 minus #15)        $________
17.  LOAN VALUE OF ACCOUNTS (80% of #16)                              $________

BALANCES
18.  Maximum Revolving Loan Amount           $________
19.  Total Funds Available [Lesser of #18 or #17]                     $________
20.  Present balance owing on Revolving Facility                      $________
21.  RESERVE POSITION (#19 minus #20)                                 $________

THE UNDERSIGNED REPRESENTS AND WARRANTS THAT THE FOREGOING IS TRUE, COMPLETE AND CORRECT, AND THAT THE INFORMATION REFLECTED IN THIS BORROWING BASE CERTIFICATE COMPLIES WITH THE REPRESENTATIONS AND WARRANTIES SET FORTH IN THE CREDIT AGREEMENT.

COMMENTS:

Ditech Corporation

By:
     ---------------------------------------
          Authorized Signer

                                      EXHIBIT F

                          [FORM OF NOTICE OF REVOLVING LOAN]
                               NOTICE OF REVOLVING LOAN

     Pursuant to that certain Credit Agreement (said Credit Agreement, as so amended, supplemented or otherwise modified, being the "AGREEMENT"); the terms defined therein and not otherwise defined herein being used herein as therein defined), dated as of August 20, 1997 between Ditech Corporation, a California corporation (the "Borrower") and BankBoston, N.A. (the "Lender"), this represents the Borrower's request to borrow on _________________, _____ from the Lender, $_______________ in Revolving Loans as [Base Rate] [LIBO Rate] Loans. [The Interest Period for LIBO Rate Loans shall be [one] [two] [three] [six] months.]

     The undersigned officer, to the best of his/her knowledge, certifies that:

     (i) The representations and warranties contained in the Agreement and the other Loan Documents are true and correct in all material respects on and as of the date hereof;

     (ii) No event has occurred and is continuing or would result from the consummation of the borrowing contemplated hereby that would constitute an Event of Default or Potential Event of Default;

     (iii) All Loan Documents are in full force and effect; and

     (iv) There is not pending or threatened any action or proceeding against or affecting the Borrower or any of its Subsidiaries before any court, governmental agency or arbitrator, which could reasonably be expected to have a material adverse effect on the business, operations, prospects, properties, assets or condition (financial or otherwise) of the Borrower, or on the ability of the Borrower to perform, or of the Lender to enforce, the obligations of the Borrower under the Agreement or the other Loan Documents.


Dated: ___________________         DITECH CORPORATION
                                   a California corporation


                                   By:
                                        ------------------------------------

                                   Title:

                                  DITECH CORPORATION

                              REVOLVING PROMISSORY NOTE
                                                           Palo Alto, California
$3,000,000                                                       August 20, 1997



     FOR VALUE RECEIVED, Ditech Corporation, a California corporation (the "BORROWER"), promises to pay to the order of BankBoston, N.A. (the "LENDER") the principal amount of Three Million Dollars ($3,000,000) or, if less, the aggregate amount of Revolving Loans (as defined in the Credit Agreement referred to below) made by the Lender to the Borrower pursuant to the Credit Agreement referred to below outstanding on the Maturity Date (as defined in the Credit Agreement referred to below) on the Maturity Date.

     The Borrower also promises to pay interest on the unpaid principal amount hereof from the date hereof until paid at the rates and at the times which shall be determined in accordance with the provisions of the Credit Agreement.

     All payments of principal and interest in respect of this Note shall be made in lawful money of the United States of America in same day funds at the office of the Lender described in the Credit Agreement. Until notified of the transfer of this Note, the Borrower shall be entitled to deem the Lender or such person who has been so identified by the transferor in writing to the Borrower as the holder of this Note, as the owner and holder of this Note. Each of the Lender and any subsequent holder of this Note agrees that before disposing of this Note or any part hereof it will make a notation hereon of all principal payments previously made hereunder and of the date to which interest hereon has been paid on the schedule attached hereto, if any; PROVIDED, HOWEVER, that the failure to make notation of any payment made on this Note shall not limit or otherwise affect the obligation of the Borrower hereunder with respect to payments of principal or interest on this Note.

     This Note is referred to in, and is entitled to the benefits of, the Credit Agreement dated as of August 20, 1997 (the "CREDIT AGREEMENT") among the Borrower and the Lender. The Credit Agreement, among other things, (i) provides for the making of advances (the "LOANS") by the Lender to the Borrower from time to time in an aggregate amount not to exceed at any time outstanding the U.S. dollar amount first above mentioned, the indebtedness of the Borrower resulting from each such Loan being evidenced by this Note, and (ii) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified.

     The terms of this Note are subject to amendment only in the manner provided in the Credit Agreement.

     No reference herein to the Credit Agreement and no provision of this Note or the Credit Agreement shall alter or impair the obligation of the Borrower, which is absolute and unconditional, to pay the principal of and interest on this Note at the place, at the respective times, and in the currency herein prescribed.

     The Borrower promises to pay all costs and expenses, including reasonable attorneys' fees, incurred in the collection and enforcement of this Note. The Borrower hereby consents to renewals and extensions of time at or after the maturity hereof, without notice, and hereby waives diligence, presentment, protest, demand and notice of every kind and, to the full extent permitted by law, the right to plead any statute of limitations as a defense to any demand hereunder.

     This Note shall be governed by, and construed in accordance with, the laws of the state of California without giving effect to its choice of law doctrine.

     IN WITNESS WHEREOF, the Borrower has caused this Note to be executed and delivered by its duly authorized officer, as of the date and the place first above written.

                              DITECH CORPORATION


                              By    /s/ William Tamblyn
                                   ------------------------------------
                              Title VP/CFO
                                   ------------------------------------

                                     TRANSACTIONS
                                          ON
                                         NOTE


                         Amount of                          Interest
          Amount of      Principal      Principal Interest    Paid         Notation
Date      Loan Made         Paid        Balance     Paid     Through       Made By
----      ---------      ---------      -------   --------  ---------      --------

                                  DITECH CORPORATION

                                      TERM NOTE

                                                           Palo Alto, California
$8,000,000                                                       August 20, 1997


     FOR VALUE RECEIVED, Ditech Corporation, a California (the "BORROWER"), promises to pay to the order of BankBoston, N.A. (the "LENDER") the principal amount of Eight Million Dollars ($8,000,000) in installments as follows: (A) One Hundred Twenty-Five Thousand Dollars ($125,000) on each of the last days of March, June, September and December of 1998; (B) One Hundred Eighty-Seven Thousand Five Hundred Dollars ($187,500) on each of the last days of March, June, September and December of 1999; (C) Five Hundred Sixty-Two Thousand Five Hundred Dollars ($562,500) on each of the last days of March, June, September and December of 2000; (D) Five Hundred Sixty-Two Thousand Five Hundred Dollars ($562,500) on each of the last days of March, June, September and December of 2001; (E) Five Hundred Sixty-Two Thousand Five Hundred Dollars ($562,500) on each of the last days of March, June, September and December of 2002. All unpaid amounts of principal and interest shall be due and payable in full on December 31, 2002.

     The Borrower also promises to pay interest on the unpaid principal amount hereof from the date hereof until paid at the rates and at the times which shall be determined in accordance with the provisions of the Credit Agreement.

     All payments of principal and interest in respect of this Note shall be made in lawful money of the United States of America in same day funds at the office of the Lender described in the Credit Agreement. Until notified of the transfer of this Note, the Borrower shall be entitled to deem the Lender or such person who has been so identified by the transferor in writing to the Borrower as the holder of this Note, as the owner and holder of this Note. Each of the Lender and any subsequent holder of this Note agrees that before disposing of this Note or any part hereof it will make a notation hereon of all principal payments previously made hereunder and of the date to which interest hereon has been paid; PROVIDED, HOWEVER, that the failure to make notation of any payment made on this Note shall not limit or otherwise affect the obligation of the Borrower hereunder with respect to payments of principal or interest on this Note.

          This Note is the Term Note referred to in, and is entitled to the benefits of, the Credit Agreement dated as of August 20, 1997 (the "CREDIT AGREEMENT") among the Borrower and the Lender. The Credit Agreement, among other things (i) provides for the making of an advance (the "TERM LOAN") by the Lender to the Borrower on the date hereof in an aggregate amount equal to the U.S. dollar amount first above mentioned, the indebtedness of the Borrower resulting from such Loan being evidenced by this Note, and (ii) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified.

     The terms of this Note are subject to amendment only in the manner provided in the Credit Agreement.

     No reference herein to the Credit Agreement and no provision of this Note or the Credit Agreement shall alter or impair the obligation of the Borrower, which is absolute and unconditional, to pay the principal of and interest on this Note at the place, at the respective times, and in the currency herein prescribed.

     The Borrower promises to pay all costs and expenses, including reasonable attorneys' fees, incurred in the collection and enforcement of this Note. The Borrower hereby consents to renewals and extensions of time at or after the maturity hereof, without notice, and hereby waives diligence, presentment, protest, demand and notice of every kind and, to the full extent permitted by law, the right to plead any statute of limitations as a defense to any demand hereunder.

     This Note shall be governed by, and construed in accordance with, the laws of the state of California without giving effect to its choice of law doctrine.

     IN WITNESS WHEREOF, the Borrower has caused this Note to be executed and delivered by its duly authorized officer, as of the date and the place first above written.

                              DITECH CORPORATION


                              By    /s/ William Tamblyn
                                   ------------------------------------
                              Title  VP/CFO
                                   ------------------------------------

                                     TRANSACTIONS
                                          ON
                                         NOTE



                         Amount of                          Interest
          Amount of      Principal      Principal Interest    Paid         Notation
Date      Loan Made         Paid        Balance     Paid     Through       Made By
----      ---------      ---------      -------   --------  ---------      --------




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